As submitted to the Securities and Exchange Commission on March 28, 2025.

Registration No. 333-286068

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gameverse Interactive Corp.

(Exact name of registrant as specified in its charter)

Nevada	7372	92-0274909
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Gameverse Interactive Corp.

1300 S. Dixie Hwy, Suite B,

Lantana, FL 33462

(954) 765-8221

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jared Thau

Chief Executive Officer

1300 S. Dixie Hwy, Suite B, Lantana,

FL 33462

(954) 765-8221

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur Marcus, Esq. Jesse L. Blue, Esq. 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 830-9700	Jared Thau Chief Executive Officer 1300 S. Dixie Hwy, Suite B, Lantana, FL 33462 (954) 765-8221	Lance Brunson Brunson Chandler & Jones, PLLC 175 S. Main Street, Suite 1410 Salt Lake City, UT 84111 (801) 303 5737

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated March 28, 2025.

1,900,000 SHARES

Gameverse Interactive Corp.

Common Stock

This is the initial public offering of 1,900,000 shares of the common stock, $0.001 par value per share, of Gameverse Interactive Corp., a Nevada corporation (the “Company,” “Gameverse,” “we,” “us,” or “our”). Prior to this offering, there has been no public market for our common stock. The initial public offering price is expected to be $4.00 per share of common stock.

We intend to apply to have our common stock listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “GVSE.”

This offering is being underwritten on a firm commitment basis. We have granted the underwriters an option to buy up to an additional shares of common stock from us to cover over-allotments, which the underwriters may exercise at any time and from time to time during the 45-day period following the closing of this offering.

Immediately after this offering and after giving effect to this offering and assuming an offering size set forth above, Jared Thau and Jordan Thau will beneficially own approximately [__]% of the voting power of our common stock (or [__]% of the voting power of our common stock if the underwriters’ option to purchase additional shares is exercised in full). As a result, we expect to be a “controlled company” within the meaning of the corporate governance standards of the Nasdaq. See “Management—Controlled Company Status” and “Principal Shareholders.”

	No Exercise of Over- Allotment				Full Exercise of Over- Allotment
		Per Share		Total		Per Share		Total
Public offering price	$		$		$		$
Underwriting discounts and commissions(1)	$		$		$		$
Proceeds to us, before expenses	$		$		$		$

(1)	We have agreed to issue to the representative warrants to purchase shares of common stock equal to 5% of the shares issued in this offering and to reimburse certain expenses of the representative in connection with this offering. In addition, we have agreed to reimburse the underwriters for certain expenses. See the section titled “Underwriting” beginning on page 46 of this prospectus for additional information.

Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

We are an “emerging growth company” under the federal securities laws and may elect to comply with certain reduced public company reporting requirements for future filings.

Neither the Securities and Exchange Commission nor any foreign or state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We have granted the underwriters an option to purchase an additional 285,000 shares of common stock from us, at the public offering price per share, less underwriting discounts and commissions, for 45 days from the date of this prospectus.

The underwriters expect to deliver the shares of common stock to the purchasers on or about         , 2025.

The date of this prospectus is        , 2025.

Sole Book-Running Manager

R.F. LAFFERTY & CO., INC.

Neither we nor any of the registered stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the registered stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The registered stockholders are offering to sell and seeking offers to buy, shares of their common stock but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Through and including [________], 2025 (the 25th day after the listing date of our common stock), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

For investors outside the United States: Neither we nor any of the registered stockholders have done anything that would permit the use of or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock by the registered stockholders and the distribution of this prospectus outside the United States.

i

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless the context otherwise requires, the terms “Gameverse,” “Gameverse Interactive,” “the Company,” “we,” “us” and “our” in this prospectus refer to Gameverse Interactive Corp. and its consolidated subsidiaries and references to our “common stock” include our common stock.

Overview

Gameverse Interactive Corp was incorporated in the State of Nevada on September 13, 2022, and is based in Boca Raton, Florida. Gameverse Interactive Corp is a software and video game development company that specializes in technologies, with a focus on creating immersive and engaging experiences for players and developers of all ages around the world. Further, the Company uses virtual reality support, which is built into Unreal engine and GoDot engine, meaning the Company will be using these tools to integrate this into our game client. Additionally, the status of the Company’s game client is still in development. The heart of Gameverse Interactive Corp is two brothers who want to change the world of gaming through innovative ideas where they see the sector lacking in today’s gaming world.

Gameverse Interactive Corp is currently in the pre-operation, development phase, and has no customer or users, and has not generated any revenue to date.

Our live web platform is nearing Minimal Viable Product (“MVP”) completion, and public testing is expected to occur within the next three (3) months. Our game client and game editor are paired together, and we are currently breaking ground on them. The MVP phase of our web platform will be completed with the Company’s existing funds, but the full-fledged product and the game client and editor will most likely require the funds raised in this initial public offering to be completed.

The Company’s upcoming 12 months will include the following:

1.	Web Platform (Months 1-3)

●	We expect our web platform to be ready for public testing within the next three (3) month, which will allow the Company to improve user experience, resolve bugs, and ensure platform stability.

2.	Public testing and Iterations (Months 4-6)

●	We plan to continue to expose our platform to a wider audience for public testing;
●	We will gather user feedback to create a more polished, market-ready web platform; and
●	Fully integrate our TruCoin currency, to allow users to transact to buy virtual items.

3.	Game Client and Editor Development (Months 1-12)

●	Early Phase (Months 1-3): Architecture planning, framework setup, and early coding.
●	Prototype Phase (Months 4-6): Development of a basic game client prototype with limited functionality, this will allow basic game development and integration with the web platform.
●	Alpha Release (Months 7-9): Initial testing phase for the game client, including user feedback and iterative improvements.
●	Beta Release (Months 10-12): A feature-rich version of the game client and editor, ready for public testing.
●	By the end of 12 months, we aim to have a functioning game client available for download and integrated with the web platform.

At the end of 2024, we concluded our internal testing of a live web platform that is poised to begin a new era of interactive experiences. We plan to start publicly testing this platform by Q2 2025. Following that, our game client, which we expect to be available for download in the next six months after, will allow users to enter any game we build on our platform, experiencing it within our photorealistic 3D environments and benefiting from iterative updates and improvements. Lastly, a game editor will become available, enabling creators to bring their games and assets to life and publish them on our platform. As players register on Gameverse and create their own avatars, they will be able to interchangeably enter and exit all of the experiences pre-built and there for the taking – the vast majority being available for free. For those who create experiences on Gameverse, they will have extensive control over the monetization of their Realm.

We are a software and video game development company. Our goal being to create immersive and engaging new experiences for players and developers of all ages. Our TruWorlds platform offers players a new way of interacting both with each other and with the virtual world around them. Gameverse offers a revolutionary online gaming platform that empowers users to unleash their creativity and build their own 3D worlds. With our proprietary and intuitive game development studio, we offer tools and a powerful game engine where users can create games with stunning graphics, exciting game mechanics, and endless possibilities. Whether you’re an experienced game developer or a first-time creator, Gameverse offers the flexibility and support you need to bring your vision to life.

Some refer to our category as the metaverse, a term often used to describe the concept of persistent, shared, 3D virtual spaces in a virtual universe. The idea of a metaverse has been written about by futurists and science fiction authors for over 30 years. With the advent of increasingly powerful consumer computing devices, cloud computing, and high bandwidth internet connections, the concept of the metaverse is materializing.

Gameverse allows players to publish their games and make them available to a global community of players. The platform encourages players to customize their avatars, interact with other players, and even create their own video games. With robust social features, players can make friends and even join communities to collaborate and connect with like-minded people. We are committed to providing a safe and secure environment for all players on Gameverse. We have a comprehensive set of moderation tools and systems in place to ensure that all games and interactions are respectful, inclusive, and fun for everyone. At Gameverse Interactive, we believe that TruWorlds will revolutionize the online gaming industry and provide an unparalleled level of creativity and engagement for players. We are excited to see what our community of developers and players will create, and we look forward to welcoming you to Gameverse Interactive.

Gameverse Interactive’s mission is to allow creators to build their imaginations while retaining their entrepreneurial spirit and maintaining ownership - while allowing players to experience one-of-a-kind, state of the art games with the most modern gaming technology and inclusive community, TruWorlds will allow creators to create and maintain ownership of their intellectual property and allow players to experience those games in an inclusive and engaging community. In its final iteration, TruWorlds will use the latest Unreal engine or GoDot engine to allow players to experience worlds in the highest quality possible and allow creators to make worlds using the latest and greatest technology in the industry. Gameverse will use Unreal engine or GoDot engine’s free license, which is permitted for individuals and small businesses with (less than $1 USD in gross revenue made using the engine). First, user-generated content, built by our community of developers and creators, powers our platform. As developers and creators build increasingly high-quality content, more users are attracted to our platform. The more users on our platform, the higher the engagement and the more attractive Gameverse becomes to developers and creators. With more users, more money is spent on our platform, incentivizing developers and creators to design increasingly engaging content and encouraging new developers and creators to start building on our platform.

Further, developers and creators will be able to sell “in-game” consumables on the game client, and products (such as shirts, pants, etc.) throughout the website. Developers will sell these items and receive TruCoins for them. To support the platform and maintain its features, we plan to implement a marketplace fee in the estimated range of 15% to 30% on all TruCoin transactions; as we have not released that part of our platform yet, the fee would be determined by the upkeep cost of the games as we don’t require our developers to pay for anything. When this feature is fully made, creators who sell virtual items (e.g., shirts, pants, shoes) will receive TruCoins for their sales. These TruCoins can be exchanged for US dollars, ensuring creators benefit financially from their contributions.

Second, our platform is social. When users join, they typically play with friends. This inspires them to invite more friends, who in turn, invite their friends, driving organic growth. The more friends that each of our users has playing together on the platform, the more valuable and engaging the platform becomes. This drives more users to our platform through word of mouth from their existing friends on the platform.

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Index to Financial Statements

Our Community

TruWorlds will be fueled by every day, grassroots users from all around the world who yearn to bring their ideas to life. Users can customize their avatars, by changing colors and equipping accessories. While all developers are users, not every user is a developer; thus the “community” has a subset of users: developers. Users and developers maintain a symbiotic relationship: developers create unique worlds, and users play those worlds.

Our Users

The term “user” encompasses an individual who plays TruWorlds and may also develop on it. All users, including developers, can purchase assets in the catalog, play user-generated games (worlds), join or create guilds, interact with other users, and post on the forum.

Our Developers and Creators

Developers are a special subset of users because they are the root of what makes TruWorlds unique, as these worlds are created by users from all over the world. Developers create worlds for users to play, which in turn, earns plays from users, which can then translate to earning money, better world statistics, and building a community.

Our Products and Technology

Gameverse allows developers to build deeply immersive 3D environments where users can share synchronous experiences with others, independent of where they may be physically.

Website/Cloud API*, is the main entry point for everything TruWorlds. It allows users to sign up, customize their characters, purchase consumables and currency, interact with other users, discover new worlds, join or create guilds and much more. Additionally, the TruWorlds Editor tool is provided for developers to bring their ideas to life, allowing for map creation, coding, and completing worlds. TruWorlds Client, is client software that allows users to play worlds and enable user interaction.

Variety of Content

Developers and creators build nearly all of the content for Gameverse Interactive. Developers build, publish, and operate 3D experiences using a suite of tools accessible to all skill levels from novice to professional.

Economy

TruWorlds will allow players to purchase digital currency - which can be spent in games and on the web platform for digital items. For in-game transactions, creators will be able to make products or upgrades that players can purchase with said currency, which creators will earn revenue from. TruWorlds will offer various tiers, which will allow both players, and creators to earn a daily stipend of currency depending on the tier.

Safety

Multiple systems are integrated into the TruWorlds Platform to promote civility and ensure the safety of our users. These systems are designed to enforce our policies, protect users’ personal information, and abide by local laws. We utilize leverage text-filtering, content moderation systems, and automated systems to proactively identify behaviors that may violate our policies. A human review team is continuously operating to evaluate flagged experiences.

Our Growth Strategies

We believe that the Gameverse Interactive platform has the potential to transform how people express themselves, socialize, play, learn, work, and transact together around the world. We are focused on the following key growth strategies:

●	Expanding User Base: Through targeted marketing and partnerships with influencers, we aim to grow our user base significantly.

●	Innovation: Continuously innovating our platform to stay ahead of industry trends and incorporating user feedback to enhance the user experience.

●	Global Reach: Expanding our reach to international markets, making TruWorlds a global platform for creators and players.

●	Monetization: We believe there is significant potential to increase monetization on our platform. We will be working closely with our developer and creator community to help increase monetization in creative and unique ways.

Channels for Disclosure of Information

Investors, the media and others should note that, following the effectiveness of the registration statement of which this prospectus forms a part, we intend to announce material information to the public through filings with the Securities and Exchange Commission, or the SEC, the investor relations page on our website, at www.gameverseinteractive.com, press releases, public conference calls and webcasts. We use these channels, as well as social media, to communicate with our developers, creators, users, and the public about our company, our platform and other issues, and the information disclosed by the foregoing channels could be deemed to be material information. As such, we encourage investors, the media and others to follow the channels listed above and to review the information disclosed through such channels. However, information contained on, or that can be accessed through, these channels does not constitute a part of this prospectus and is not incorporated by reference herein. Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.

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Corporate Information

We were incorporated in 2022. Our principal executive offices are located at 1300 S. Dixie Hwy, Suite B, Lantana, FL 33462 and our telephone number is (954) 765-8221. Our website address is www.gameverseinteractive.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus and inclusions of our website address in this prospectus are inactive textual references only. You should not consider the information contained on our website to be part of this prospectus or in deciding whether to purchase shares of our common stock.

“[*],” our logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of the Company. Other trademarks and trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without a trademark symbol, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

We believe we are eligible for, but do not intend to take advantage of, the “controlled company” exemption to the corporate governance rules for Nasdaq-listed companies.

These reduced reporting requirements include pursuant to the “controlled company” exemption:

●	the requirement to present only two years of audited financial statements and only two years of related management’s discussion and analysis in this prospectus;

●	the ability to elect or delay compliance with new or revised accounting standards until they are made applicable to private companies;

●	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

●	reduced disclosure about our executive compensation arrangements; and

●	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or shareholder approval of any golden parachute arrangements.

We may take advantage of these provisions until we are no longer an emerging growth company. We would cease to be an “emerging growth company” upon the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a large accelerated filer, which would occur as of the last day of the fiscal year in which we have been subject to SEC reporting requirements for at least 12 months, we have filed at least one Annual Report on Form 10-K and we have at least $700 million of equity securities held by non-affiliates as of the end of the second quarter of that fiscal year; (iii) the date on which we have, in any three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of the listing of our common stock on the NYSE. We may choose to take advantage of some but not all of these reduced reporting burdens. We have taken advantage of certain reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

The JOBS Act permits an emerging growth company like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have elected to use this extended transition period until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period. As a result, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies, and our consolidated financial statements may not be comparable to the financial statements of companies that comply with new or revised accounting pronouncements as of public company effective dates. It is possible that some investors will find our common stock less attractive as a result, which may result in a less active trading market for our common stock and higher volatility in our stock price.

See the section titled “Risk Factors—Risks Related to Our Business—We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.”

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THE OFFERING

Common stock offered by us	1,900,000 shares.

Underwriters’ option to purchase additional shares of common stock	We have granted the underwriters an option to purchase up to an additional shares of common stock, from us at the public offering price per share, less underwriting discounts and commissions, for a period of 45 days from the date of this prospectus.

Common stock outstanding after this offering	13,672,500 shares, or 13,957,500 shares if the underwriters exercise in full their option to purchase additional shares of common stock.

Use of proceeds	The net proceeds from our sale of shares of our common stock in this offering will be approximately $6.4 million, after deducting estimated underwriting discounts and commissions and offering expenses payable by us. If the underwriters exercise their option in full to purchase additional shares of common stock, our net proceeds from this offering will be approximately $7.5M. We plan to use the net proceeds from this offering to accelerate the development of our TruWorlds platform, to initiate sales and marketing activities, to develop our customer support operations, to fund capital purchases and for general working capital purposes, including increased costs to operate as a public company. For additional information please refer to the section titled “Use of Proceeds” on page 17 of this prospectus.

Risk factors	Investing in our securities involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus for a discussion of factors to consider before deciding to invest in shares of our common stock.

Representative’s Warrants	We have agreed to issue to the lead underwriter, as representative of the several underwriters, warrants to purchase a number of shares of common stock equal to 5% of the shares of common stock sold in this offering by us (including any shares of common stock sold upon exercise of the over-allotment option). The warrants will be exercisable at a price per share equal to 110% of the public offering price of the common stock in this offering. The warrants are exercisable at any time and from time to time, in whole or in part, during the [______] period commencing six months from the date of commencement of sales of this offering. See the section titled “Underwriting.”

Proposed Nasdaq trading symbol	We intend to apply to have our shares of common stock listed on Nasdaq under the symbol “GVSE.”

Controlled Company	Immediately after this offering and after giving effect to this offering and assuming an offering size set forth above, Jared Thau and Jordan Thau will beneficially own approximately [__]% of the voting power of our common stock (or [__]% of the voting power of our common stock if the underwriters’ option to purchase additional shares is exercised in full). As a result, we expect to be a “controlled company” within the meaning of the corporate governance standards of the Nasdaq. See “Management—Controlled Company Status” and “Principal Shareholders.”

The number of shares of common stock that will be outstanding after this offering set forth above is based upon 11,772,500 shares of common stock outstanding as of March 28, 2025.

Except as otherwise indicated herein, all information in this prospectus assumes the following:

●	no exercise by the underwriters of their option to purchase additional shares of common stock; and

●	no exercise of the representative’s warrant.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our common stock. The occurrence of any of the events or developments described below could materially and adversely affect our business, financial condition, results of operations, and growth prospects. In such an event, the market price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe are not material may also impair our business, financial condition, results of operations, and growth prospects.

Risks Related to Our Business Generally

Our financial condition and results of operations will fluctuate from quarter to quarter, which makes them difficult to predict and they may not fully reflect the underlying performance of our business.

Our quarterly results of operations will fluctuate in the future, based on the seasonality of our business as well as external factors impacting the global economy, our industry and our company. You should take into account the risks and uncertainties frequently encountered by companies in rapidly evolving market segments. Our financial condition and results of operations in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

●	our ability to maintain and grow our user base and user engagement;

●	our ability to retain and grow our developer base and encourage them to continue developing experiences on our platform;

●	the level of demand for our platform;

●	the development and introduction of new or redesigned features on our platform or our competitors’ platforms;

●	seasonal fluctuations in user engagement on our platform;

●	our pricing model;

●	increases in marketing, sales, and other operating expenses that we may incur to grow and expand our operations and to remain competitive;

●	our ability to successfully expand internationally and penetrate key demographics;

●	our ability to maintain operating margins, cash used in operating activities, and free cash flow;

●	system failures or actual or perceived breaches of security or privacy, and the costs associated with such failures, breaches and remediations;

●	the availability of and cost to access the capital markets;

●	the effect of the pandemic on our developers, creators, and users;

●	disruptions or restrictions on our employees’ ability to work and travel; and

●	interruptions related to our infrastructure and partners.

If our business becomes constrained by changing legal and regulatory requirements, our operating results will suffer.

Our future success will depend in part on market acceptance and widespread adoption across demographics and geographies of our platform over other interactive entertainment offerings. The widespread availability of content generated by our developers and creators on our platform is a newer development and the regulatory framework for broad dissemination of this content is new and evolving. We provide our developers and creators with the ability to publish their content throughout the world, and each country is developing regulations and policies to regulate this new space, including with respect to privacy, gambling, intellectual property, childhood protection, consumer protection, ratings, and taxes. If we are unable to allow developers and creators to comply with potentially conflicting regulations throughout the world, our ability to execute our business model would be severely impacted, and our ability to grow our business could be harmed. Changes to these laws, regulations, standards, or obligations could require us to change our business model, take on more onerous obligations, and impact the functionality of our platform. If we are obligated to fundamentally change our business activities and practices or modify our platform, we may be unable to make these required changes and modifications in a commercially reasonable manner, or at all, and our ability to further develop and enhance our platform may be limited. The costs of compliance with, and other burdens imposed by, these laws, regulations, standards and obligations, or any inability to adequately address these, may limit the use of our platform or reduce overall demand for our platform, which could harm our business, financial condition and results of operations.

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The success of our business model is contingent upon our ability to provide a safe online environment for children to experience and if we are not able to continue to provide a safe environment, our business will suffer dramatically.

Our platform hosts a number of experiences intended for audiences of varying ages, a significant percentage of which are designed to be experienced by children. As a user generated content platform, it is relatively easy for developers, creators, and users to upload content that can be viewed broadly. We have made significant efforts to provide a safe and enjoyable experience for users of all ages. We invest significant technical and human resources to prevent inappropriate content on the platform by reviewing all images, audio, video, and 3D models at the time of upload in order to block inappropriate content before users have a chance to encounter it on the platform. Notwithstanding our efforts, from time-to-time inappropriate content is successfully uploaded onto our platform and can be viewed by others prior to being identified and removed by us. This content could cause harm to our audience and to our reputation of providing a safe environment for children to play online. If we are unable to prevent, or are perceived as not being able to sufficiently prevent, all or substantially all inappropriate content from appearing on our platform, parents and children will lose their trust in the safety of our platform, which would harm our overall acceptance by these audiences and would likely result in significantly reduced revenue, bookings, profitability, and ultimately, our ability to continue to successfully operate our platform.

Any criminal incidents involving Gameverse, whether or not we are directly responsible, could adversely affect our reputation as a safe place for children and hurt our business.

In addition, various local, national, and foreign laws and regulations apply to our operations, including the Children’s Online Privacy Protection Act, or COPPA, in the U.S. and Article 8 of the European Union’s, or EU’s, General Data Protection Regulation, or GDPR. COPPA imposes strict requirements on operators of websites or online services directed to children under 13 years of age. Both the U.S. federal government and the states can enforce COPPA and violations of COPPA can lead to significant fines. No assurances can be given that our compliance efforts will be sufficient to avoid allegations of COPPA violations, and any non-compliance or allegations of non-compliance could expose us to significant liability, penalties and loss of revenue, significantly harm our reputation, and could be costly and time consuming to address or defend.

Our reputation as a safe and civil environment for children is very important to our success and if we fail to protect users or we are perceived to be failing to protect users, our business will suffer and our results of operations could be materially and adversely affected.

Unfavorable publicity regarding, for example, our privacy or data protection practices, terms of service, product changes, product quality, litigation or regulatory activity, the actions of our users, the actions of our developers or creators whose products are integrated with our platform, the use of our platform for illicit or objectionable ends (including the use of our platform to possibly entice children to interact off-platform), actual or perceived incidents or misuses of user data or other privacy or security incidents, the substance or enforcement of our community standards, the quality and integrity of content shared on our platform, or the actions of other companies that provide similar services to ours, has in the past, and could in the future, adversely affect our reputation. Although such activities are in violation of our terms and policies and we attempt to block objectionable material, we are unable to prevent all such violations from occurring. In addition, our platform may be used by criminal offenders to identify and communicate with children and to possibly entice them to interact off-platform, outside of the restrictions of our chat, content blockers and other on-platform safety measures. While we devote considerable resources to prevent this from occurring, any negative publicity could create the perception that we do not provide a safe online environment and may have an adverse effect on the size, engagement, and loyalty of our developer, creator and user community, which would adversely affect our business and financial results.

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The lack of encryption for communications on our platform may increase the impact of a data security incident.

Communications on our platform are not encrypted at this time. As such, any data security incident that involves unauthorized access, acquisition, disclosure, or use may be more impactful to our business. We may experience greater incident response forensics, data recovery, legal fees, and costs of notification related to any such potential incident, and we may face an increased risk of reputational harm, regulatory enforcement, and consumer litigation, which could further harm our business, financial condition, results of operations, and future business opportunities.

If we are unable to successfully grow our user base, compete effectively with other platforms, and further monetize our platform, our business will suffer.

We have made, and are continuing to make, investments to enable our developers to design and build compelling content and deliver it to our users on our platform. Existing and prospective developers may not be successful in creating content that leads to and maintains user engagement (including maintaining the quality of experiences) or they may fail to expand the types of experiences that our developers can build for users, and other global entertainment companies, online content platforms, and social platforms may entice our users and potential users away from, or to spend less time with, our platform, each of which could adversely affect users’ interest in our platform and lead to a loss of revenue opportunities and harm our results of operations.

Additionally, we may not succeed in further monetizing our platform and user base. As a result, our user growth, user engagement, financial performance and ability to grow revenue could be significantly harmed if:

●	we fail to increase or maintain active users;

●	our user growth outpaces our ability to monetize our users, including if our user growth occurs in markets that are not as profitable;

●	we fail to establish an international base of our developers, creators, and users;

●	we fail to increase or maintain the amount of time spent on our platform, the number of experiences that our users share and explore with friends, or the usage of our technology for our developers;

●	we do not develop and establish the social features of our platform, allowing it to more broadly serve the entertainment, education, and business markets;

●	we fail to increase penetration and engagement across all age demographics;

●	developers do not create engaging or new experiences for users;

●	users reduce their purchases of Gameverse on our platform; or

●	experiences on our platform do not maintain or gain popularity.

Our business is highly competitive and subject to rapid changes. We face significant competition to attract and retain our users, developers, and creators that we anticipate will continue to intensify. Should we fail to attract and retain users, developers, and creators, our business and results of operations may suffer.

We compete for both users and developers and creators. We compete to attract and retain our users’ attention on the basis of our content and user experiences. We compete for users and their engagement hours with global technology leaders such as Amazon, Apple, Facebook, Google, Microsoft, and Tencent, global entertainment companies such as Comcast, Disney, and ViacomCBS, global gaming companies such as Activision Blizzard, Electronic Arts, Take-Two, Valve, Unity, and Zynga, online content platforms including Netflix, Spotify, and YouTube, as well as social platforms such as Facebook, Pinterest, and Snap.

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We expect competition to continue to increase in the future. Conditions in our market could change rapidly and significantly as a result of technological advancements, the emergence of new entrants into the market, partnering or acquisitions by our competitors, continuing market consolidation, or changing developer, creator and user preferences, which can be difficult to predict or prepare for. Our competitors vary in size, and some may have substantially broader and more diverse offerings or may be able to adopt more lucrative payment policies or structures for developers. Failure to adequately identify and adapt to these competitive pricing pressures could negatively impact our business.

We may require additional capital to meet our financial obligations and support business growth, and this capital might not be available on acceptable terms or at all.

We intend to continue to make significant investments to support our business growth and may require additional funds to respond to business challenges, including the need for developers and creators to develop new experiences and virtual items, enhance our existing experiences, improve our operating infrastructure or acquire complementary businesses, personnel and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing that we secure in the future could involve offering additional security interests and undertaking restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business, financial condition or results of operations may be harmed.

If we are unable to maintain effective internal control over financial reporting, the accuracy and timeliness of our financial reporting may be adversely affected.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, and the rules and regulations of the listing standards of Nasdaq. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming, and costly, and place significant strain on our personnel, systems, and resources. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the Securities and Exchange Commission, or the SEC, is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.

Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Further, we have identified in the past, and may identify in the future, deficiencies in our controls. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which could have a negative effect on the trading price of our common stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on Nasdaq. We are not currently required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. As a public company, we will be required to provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second Annual Report on Form 10-K.

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Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed, or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business and results of operations and could cause a decline in the price of our common stock.

If the security of our platform is compromised, it could compromise our and our developers’, creators’, and users’ proprietary information, disrupt our internal operations and harm public perception of our platform, which could cause our business and reputation to suffer.

We collect and store personal data and certain other sensitive and proprietary information in the operation of our business, including developer, creator and user information, and other confidential data. While we have implemented measures designed to prevent unauthorized access to or loss of our confidential data, mobile malware, viruses, hacking, social engineering, spam and phishing attacks have occurred and may occur on our systems in the future.

Further, the techniques used to obtain unauthorized access to, or to sabotage, systems or networks, are constantly evolving and generally are not recognized until launched against a target. Consequently, we may be unable to anticipate these techniques, react in a timely manner, or implement preventive measures, which could result in delays in our detection or remediation of, or other responses to, security breaches and other security-related incidents. The wide availability of open source software used in our solutions could also expose us to security vulnerabilities.

If any unauthorized access to our network, systems or data, including our sensitive and proprietary information, personal data from our users, developers or creators, or other data, or any other security breach occurs, or is believed to have occurred, whether as a result of third-party action, employee negligence, error or malfeasance, defects, social engineering techniques, or otherwise, our reputation, brand and competitive position could be damaged, and our users’, developers’, and creators’ data and intellectual property could potentially be lost or compromised, and we could be required to spend capital and other resources to alleviate problems caused by such actual or perceived breaches and remediate our systems, we could be exposed to a risk of loss, litigation or regulatory action and possible liability, and our ability to operate our business may be impaired. Additionally, we contract with certain third parties to store and process certain data for us, including our distribution channels, and these third parties face similar risks of actual and potential security breaches, which could present similar risks to our business, reputation, financial condition, and results of operations.

The economic costs to us to reduce or alleviate cyber or other security problems such as spammers, errors, bugs, flaws, “cheating” programs, defects or corrupted data, could be significant and may be difficult to anticipate or measure. These issues may cause developers, creators, and users to use our platform less or stop using it altogether, and the costs could divert our attention and resources, any of which could result in claims, demands, and legal liability to us, regulatory investigations and other proceedings, and otherwise harm our business, reputation, financial condition or results of operations. There could also be regulatory fines imposed for certain data breaches that take place around the world. For example, the California Consumer Privacy Act, or CCPA, also allows for a private right of action for certain data breaches that relate to a specified set of personal information.

Although we plan on maintaining cyber, privacy, and network security liability insurance, subject to applicable deductibles and policy limits, such coverage may not extend to all types of privacy and cybersecurity incidents, and it may be insufficient to cover all costs and expenses associated with such incidents.

Operating as a public company will require us to incur substantial costs and will require substantial management attention.

As a public company, we will incur substantial legal, accounting, and other expenses that we did not incur as a private company. For example, we are subject to the reporting requirements of the Exchange Act, the applicable requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules and regulations of the SEC, and the listing standards of Nasdaq. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business, financial condition, and results of operations. Compliance with these rules and regulations will increase our legal and financial compliance costs, and increase demand on our systems, particularly after we are no longer an “emerging growth company.” In addition, as a public company, we may be subject to stockholder activism, which can lead to additional substantial costs, distract management, and impact the manner in which we operate our business in ways we cannot currently anticipate. As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors.

This management team, as a group, has no experience managing a publicly traded company, and certain members joined us more recently. As such, our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and results of operations.

Changes in existing financial accounting standards or practices may harm our results of operations.

Changes in existing accounting rules or practices, new accounting pronouncements rules, or varying interpretations of current accounting pronouncements practice could harm our results of operations or the manner in which we conduct our business. Further, such changes could potentially affect our reporting of transactions completed before such changes are effective. GAAP is subject to interpretation by the Financial Accounting Standards Board, or FASB, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and could affect the reporting of transactions completed before the announcement of a change. As an “emerging growth company,” we are allowed under the JOBS Act to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Any difficulties in implementing these pronouncements could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.

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Our estimates or judgments relating to our critical accounting policies may be based on assumptions that change or prove to be incorrect, which could cause our results of operations to fall below expectations of securities analysts and investors, resulting in a decline in the market price of our common stock.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as described in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The results of these estimates form the basis for making judgments about the recognition and measurement of certain assets and liabilities and revenue and expenses that are not readily apparent from other sources. Our accounting policies that involve judgment include those related to revenue recognition, assumptions used for estimating the fair value of common stock to calculate stock-based compensation, capitalization of internal-use software costs, valuation of goodwill and intangible assets, certain accrued liabilities, and valuation allowances associated with income taxes. If our assumptions change or if actual circumstances differ from those in our assumptions, our results of operations could be adversely affected, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the market price of our common stock.

The Company expects to continue to incur losses from operations and negative cash flows, which raise substantial doubt about its ability to continue as a “going concern.”

The Company anticipates incurring additional losses until such time, if ever, it can obtain adequate Advertiser support and acceptance by Creators. Substantial additional financing will be needed to fund the Company’s development, marketing and sales activities and generally to commercialize its technology and develop brand support and Creator acceptance. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company will seek to obtain additional capital through the issuance of debt or equity financings or other arrangements to fund operations; however, there can be no assurance it will be able to raise needed capital under acceptable terms, if at all. The sale of additional equity may dilute existing shareholders and newly issued shares may contain senior rights and preferences compared to currently outstanding shares of Common Stock. Should the Company choose to issue debt in the future, such debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to shareholders. If the Company is unable to obtain such additional financing, future operations would need to be scaled back or discontinued. Due to the uncertainty in the Company’s ability to raise capital, the Company believes that there is substantial doubt as to its ability to continue as a going concern.

The Company’s independent registered public accounting firm’s reports have raised substantial doubt as to its ability to continue as a “going concern.”

The Company’s independent registered public accounting firm indicated in its reports on the audited financial statements for the years ended December 31, 2024, that there is substantial doubt about the Company’s ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming the business will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if the Company does not continue as a going concern. Therefore, prospective Investors should not rely on the Company balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to shareholders, in the event of liquidation. The presence of the going concern note to the Company’s financial statements may have an adverse impact on the relationships the Company is developing and plan to develop with third parties as it continues the commercialization of its products and could make it challenging and difficult for the Company to raise additional financing, all of which could have a material adverse impact on the business and prospects and result in a significant or complete loss of an investment.

There is no assurance that the Company will ever be profitable or that debt or equity financing will be available to it in the amounts, on terms, and at times deemed acceptable to the Company, if at all. The issuance of additional equity securities by the Company would result in a significant dilution in the equity interests of its Shareholders. Obtaining commercial loans, assuming those loans would be available, would increase the Company’s liabilities and future cash commitments. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable to it, the Company may be unable to continue the business, as planned, and as a result may be required to scale back or cease operations, the results of which would be that shareholders would lose some or all of their investment. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

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Risks Related to Government Regulations

Because we store, process, and use data, some of which contains personal information, we are subject to complex and evolving federal, state, and international laws and regulations regarding privacy, data protection, security, content, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations, and declines in user growth, retention, or engagement, any of which could significantly harm our business.

We are subject to a variety of laws and regulations that involve matters central to our business, including user privacy, data protection, security, rights of publicity, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation, and online-payment services.

The regulatory framework for privacy, data protection, and data transfers worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future.

Certain laws and regulations, such as the GDPR, which went into effect in May 2018, has placed and will continue to place significant data protection obligations and restrictions on organizations such as ours and may require us to continue to change our policies and procedures. The GDPR imposed more stringent data protection requirements and provides greater penalties for noncompliance than previous data protection laws, including potential penalties of up to €20 million or 4% of annual global revenues. If we are found not to be compliant with GDPR requirements, we may be subject to significant fines, the risk of civil litigation, and reputational damage, and our business may be seriously harmed.

We make reasonable efforts to comply with all applicable laws, policies, legal obligations and certain industry codes of conduct relating to privacy and data protection, and security. However, it is possible that the obligations imposed on us by applicable data privacy laws and regulations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices in other jurisdictions. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to users or other third parties, or our other policies or obligations relating to privacy, data protection, or security, or any actual or perceived compromise of security, including any such compromise that results in the unauthorized release or transfer of personally identifiable information or other user, developer or creator data, may result in governmental investigations and enforcement actions, litigation, claims or public statements against us by consumer advocacy groups or others and could cause our developers, creators, and users to lose trust in us, any or all of which could have an adverse effect on our business, financial condition or results of operations.

We may incur liability as a result of content published using our platform or as a result of claims related to content generated by our developers, creators, and users, including copyright infringement, and legislation regulating content on our platform may require us to change our platform or business practices.

Our success relies in part on the ability of developers and creators to drive engagement with content that is challenging, engaging, fun, interesting, and novel. Developers and creators are responsible for clearing the rights to all of the content they upload to our service, but some developers or creators may upload content that infringes the rights of third parties in violation of our terms of service.

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Risks Related to Intellectual Property

Claims by others that we infringe their proprietary technology or other rights, the activities of our users or the content of the experiences on our platform could subject us to liability and harm our business.

We may in the future become subject to intellectual property disputes, and may become subject to liability, costs, and awards of damages and/or injunctive relief as a result of these disputes. Our success depends, in part, on our ability to develop and commercialize our platform without infringing, misappropriating or otherwise violating the intellectual property rights of third parties. However, there is no assurance that our technologies or platform will not be found to infringe, misappropriate or otherwise violate the intellectual property rights of third parties. Lawsuits are time-consuming and expensive to resolve, and they divert management’s time and attention. Further, because of the substantial amount of discovery required in connection with intellectual property litigation, we risk compromising our confidential information during this type of litigation. Companies in the internet, technology, and gaming industries own large numbers of patents, copyrights, trademarks, domain names, and trade secrets and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. As we face increasing competition and gain a higher profile, the possibility of intellectual property rights and other claims against us grows. Our technologies may not be able to withstand any third-party claims against their use. In addition, many companies have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them.

Furthermore, certain federal statutes in the U.S. may apply to us with respect to various activities of our users, including the Digital Millennium Copyright Act, or the DMCA, which provides immunity from monetary damages for online service providers such as us for, among other things, infringing content uploaded to our platform by our users provided we comply with certain statutory requirements, and Section 230 of the Communications Decency Act, or the CDA, which addresses blocking and screening of content on the internet and provides immunity to platforms that censor communications that they deem to be inappropriate. For example, in the future, we plan to filter communications to eliminate speech we determine to be offensive based on our objective of creating a civil and safe place for all users. Former President Trump issued an executive order directing the FCC to redefine Section 230 of the CDA in such a way as to remove certain social media companies from its protection.

Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses.

Our agreements with third parties do include or will generally include indemnification provisions under which we agree to indemnify these third parties for losses suffered or incurred as a result of claims of intellectual property infringement, or other liabilities relating to or arising from our software, services, platform or other contractual obligations. Large indemnity payments could harm our business, results of operations, and financial condition. Although we normally contractually limit our liability with respect to such indemnity obligations, those limitations may not be fully enforceable in all situations, and we may still incur substantial liability under those agreements. Any dispute with a third-party with respect to such obligations could have adverse effects on our relationship with such party and harm our business and results of operations.

We use open source software on our platform and in connection with certain experiences on our platform, which may pose particular intellectual property risks to and could have a negative impact on our business.

We use open source software in our codebase and our platform. Some open source software licenses require users who make available open source software as part of their proprietary software to publicly disclose all or part of the source code to such proprietary software or make available any derivative works of such software free of charge, under open source licensing terms. The terms of various open source licenses have not been interpreted by courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our use of the open source software. Enforcement activity for open source licenses can also be unpredictable. Were it determined that our use was not in compliance with a particular license, we may be required to release our proprietary source code, defend claims, pay damages for breach of contract or copyright infringement, grant licenses to our patents, re-engineer our games or products, discontinue distribution in the event re-engineering cannot be accomplished on a timely basis, or take other remedial action that may divert resources away from our game development efforts, any of which could negatively impact our business. Open source compliance problems can also result in damage to reputation and challenges in recruitment or retention of engineering personnel.

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Risks Related to Ownership of our Common Stock

The public trading price of our common stock may be volatile, and could, upon listing on Nasdaq decline significantly and rapidly.

The public trading price of our common stock following the listing could be subject to fluctuations in response to several factors, including those listed in this prospectus, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in our common stock since you might be unable to sell your shares at or above the price you paid. Factors that could cause fluctuations in the public trading price of our common stock include the following:

●	the number of shares of our common stock made available for trading;

●	sales or expectations with respect to sales of shares of our common stock by holders of our common stock;

●	price and volume fluctuations in the overall stock market from time to time;

●	volatility in the trading prices and trading volumes of technology stocks;

●	changes in operating performance and stock market valuations of other technology companies generally, or those in our industry in particular;

●	failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow us or our failure to meet these estimates or the expectations of investors;

●	any plans we may have to provide or not provide financial guidance or projections, which may increase the probability that our financial results are perceived as not in line with analysts’ expectations;

●	if we do provide financial guidance or projections, any changes in those projections or our failure to meet those projections;

●	announcements by us or our competitors of new services or platform features;

●	the public’s reaction to our press releases, other public announcements, and filings with the SEC;

●	rumors and market speculation involving us or other companies in our industry;

●	actual or anticipated changes in our results of operations or fluctuations in our results of operations;

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●	actual or anticipated developments in our business, our competitors’ businesses, or the competitive landscape generally;

●	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

●	actual or perceived privacy or security breaches or other incidents;

●	developments or disputes concerning our intellectual property or other proprietary rights;

●	announced or completed acquisitions of businesses, services or technologies by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidelines, interpretations, or principles;

●	any significant change in our management;

●	other events or factors, including those resulting from war, incidents of terrorism, pandemics, including wildfires or power outages or responses to these events; and

●	general economic conditions and slow or negative growth of our markets.

In addition, stock markets, and the market for technology companies in particular, have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies, including technology companies, have fluctuated in a manner often unrelated to the operating performance of those companies. In the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

The trading price of our common stock, upon listing on Nasdaq, may have little or no relationship to the historical sales prices of our common stock in private transactions.

Prior to the listing of our common stock on Nasdaq, our shares have not been listed on any stock exchange or other public trading market and have an extremely limited history of trading in private transactions. This information may have little or no relation to broader market demand for our common stock and thus the public trading price of our common stock on Nasdaq once trading begins.

An active, liquid, and orderly market for our common stock may not develop or be sustained. You may be unable to sell your shares of common stock at or above the price you bought them for.

We currently expect our common stock to be listed and traded on Nasdaq. Prior to listing on Nasdaq, there has been no public market for our common stock.

We do not expect to pay dividends in the foreseeable future.

We have never declared nor paid cash dividends on our capital stock. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not anticipate declaring or paying any dividends to holders of our capital stock in the foreseeable future. Consequently, you may need to rely on sales of our common stock after price appreciation, which may never occur, as the only way to realize any future gains on your investment.

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The Company is an “emerging growth company” under the JOBS Act and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Company’s common stock less attractive to investors.

The Company is an “emerging growth company,” as defined in the JOBS Act, and it expects to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, (i) being required to present only two years of audited financial statements and related financial disclosure, (ii) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (iii) extended transition periods for complying with new or revised accounting standards, (iv) reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements and (v) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Company has taken, and in the future may take, advantage of these exemptions until such time that it is no longer an “emerging growth company. As a result, the Company’s financial statements may not be comparable to companies that comply with public company effective dates. The Company cannot predict if investors will find its Common Stock less attractive because it relies on these exemptions. If some investors find the Company’s Common Stock less attractive as a result, there may be a less active trading market for the Common Stock and the price of the Common Stock may be more volatile.

The Company will remain an “emerging growth company” for up to five years, although it will lose that status sooner if its annual revenues exceed $1.235 billion, if it issues more than $1 billion in non-convertible debt in a three-year period, or if the market value of the Common Stock that is held by non-affiliates exceeds $700 million as of any June 30.

Upon listing of our shares of common stock on the Nasdaq, we will be a “controlled company” within the meaning of the rules of the Nasdaq and, as a result, we will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections as those afforded to shareholders of companies that are subject to such governance requirements.

After completion of this offering, Jared Thau and Jordan Thau will continue to control a majority of the voting power of our outstanding common stock. As a result, we will be a “controlled company” within the meaning of the corporate governance standards of the Nasdaq. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

●	the requirement that a majority of our Board consist of independent directors;

●	the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees.

Following this offering, we intend to utilize these exceptions. As a result, we may not have a majority of independent directors on our Board, our compensation and nominating and corporate governance committees may not consist entirely of independent directors and our compensation and nominating and corporate governance committees may not be subject to annual performance evaluations. Accordingly, you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events and can be identified by the fact that they do not relate strictly to historical or current facts. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity, and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our offerings, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions, and general economic conditions. You should not rely on forward-looking statements as predictions of future events. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which are based on currently available information. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations and assumptions may prove to be incorrect. Our statements should not read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	changes in the market acceptance of our software solutions and offerings;

●	our ability to successfully execute our growth strategy and enter into new markets;

●	our ability to expand in existing and new markets;

●	increased levels of competition;

●	our ability to develop relationships with our key customers;

●	changes in customer preferences and the level of acceptance of our software services;

●	our ability to retain and attract senior management and other key employees;

●	our ability to quickly and effectively respond to new technological developments;

●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

●	other risks, including those described in the “Risk Factors” section of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $6.4 million from the issuance and sale of shares of common stock in this offering, or approximately $7.5 million if the underwriters exercise in full their option to purchase additional securities in full, assuming a public offering price per share of $4.00, set forth on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and offering expenses payable by us.

Each $1.00 increase or decrease in the assumed initial public offering price per share of $4.00, set forth on the cover page of this prospectus, would increase or decrease, as applicable, the net proceeds to us from this offering by approximately $1.7 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and offering expenses payable by us. Similarly, each increase or decrease of 1.0 million shares in the number shares of common stock offered by us would increase or decrease, as applicable, the net proceeds that we receive from this offering by $4.0 million, assuming no change in the assumed initial public offering price per share and after deducting estimated underwriting discounts and commissions and offering expenses payable by us.

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We plan to use the net proceeds from this offering to accelerate the development of our TruWorlds platform, to initiate sales and marketing activities, to develop our customer support operations, to fund capital purchases and for general working capital purposes, including increased costs to operate as a public company.

As of the date of this prospectus, we cannot specify with certainty the specific allocations or all of the particular uses of the net proceeds to be received upon the consummation of this offering. The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application and specific allocations of the net proceeds from this offering. Pending the uses described above, we intend to invest the net proceeds from this offering in short- and intermediate-term interest-bearing obligations, investment-grade instruments, or other securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024:

●	on an actual basis; and

●	on an as-adjusted basis to reflect the issuance sale by us of 1,900,000 shares of common stock at an assumed public offering price per share of $4.00, the estimated offering price set forth on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and offering expenses payable by us.

The as-adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing.

You should consider this table together with the sections titled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our audited financial statements and the notes to those financial statements for fiscal years ended December 31, 2024 and 2023 included elsewhere in this prospectus.

	As of December 31, 2024
	Audited, Actual	Unaudited, As Adjusted
Cash and cash equivalents	$993,333	$7,347,333
Total Current Liabilities	330,409	330,409
Total Long-Term Liabilities	-
Stockholders’ Equity:
Common Stock, no par value; 190,000,000 authorized; 11,478,000 issued and outstanding shares as of December 31, 2024 13,378,000 issued and outstanding shares, as adjusted, as of December 31, 2024	11,478	13,378
Additional paid-in capital	3,154,622	9,508,622
Accumulated deficit	(2,499,786)	(2,499,786)
Non-controlling Interest
Total Stockholders’ Equity	$666,314	$7,022,214

The above discussion and table are based on 11,478,000 shares of common stock outstanding as of December 31, 2024.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the assumed combined public offering price per share of common stock and as adjusted, net tangible book value per share of common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Our net tangible book value as of December 31, 2024, was $666,314, or $0.06 per share of common stock. After giving effect to the assumed sale of 1,900,000 shares of our common stock at an assumed public offering price per share of $4.00, the estimated offering price set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2024, would have been approximately $0.52 per share of common stock.

This represents an immediate increase in net tangible book value per share of $0.46 to existing stockholders and an immediate dilution of approximately $3.48 per share to new investors purchasing shares of our common stock in this offering.

Dilution per share to new investors is determined by subtracting the as adjusted, net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this per share dilution:

Assumed public offering price per share	$4.00
Net tangible book value per share as of December 31, 2024	$0.06
Increase in as adjusted net tangible book value per share after this offering	$0.46
As adjusted, net tangible book value per share after giving effect to this offering	$0.52
Dilution per share to new investors	$3.48

A 50% increase (decrease) in the assumed public offering price per share of common stock would increase (decrease) the as adjusted, net tangible book value per share by $0.26 ($0.25), and the dilution per share to new investors in this offering by $1.74 ($1.75), assuming the number of shares of common stock, offered by us, as set forth on the cover page of this prospectus, remain the same and after deducting estimated underwriting discounts and commissions and offering expenses payable by us.

Conversely, a decrease of 50% in the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, would decrease the as adjusted, net tangible book value by approximately $0.23 per share and increase the dilution to investors participating in this offering by approximately $0.23 per share, assuming the assumed public offering price per share of common stock remains the same and after deducting estimated underwriting discounts and commissions and offering expenses payable by us.

The information above assumes that the underwriters do not exercise their option to purchase additional securities. If the underwriters exercise their option to purchase additional securities in full, the as adjusted, net tangible book value will increase to $0.59 per share, representing an immediate increase to existing stockholders of $0.53 per share and an immediate dilution of $3.41 per share to new investors.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 11,478,000 shares outstanding as of December 31, 2024.

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SELECTED FINANCIAL AND OTHER DATA

The following tables set forth our selected financial and other data. The selected statements of operations and cash flow data for the years ended December 31, 2024 and 2023, and the selected balance sheet data, have been derived from our audited financial statements included elsewhere in this prospectus. You should read the following selected financial data below in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements included elsewhere in this prospectus. The selected financial data in this section are not intended to replace, and are qualified in their entirety by, the financial statements and related notes.

Statements of Operations, Balance Sheet and Cash Flow Data

	Year Ended December 31,
	2024	2023

Revenue	$-	$-
Net loss	$(421,262)	$(2,016,070)
Net cash used in operating activities	$(369,515)	$(79,674)
Ending cash balance	$993,333	$343,086

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section titled “Selected Consolidated Financial and Other Data” and the consolidated financial statements and related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

The story of Gameverse Interactive Corp (“the Company”) began in 2022 when our founders, Jared Thau and Jordan Thau, were inspired by their experiences as developers on existing platforms and their passion for creating a more inclusive, innovative, and empowering gaming environment. This vision has shaped our approach to building the groundwork for the Company.

The Company was incorporated in the State of Nevada on September 13, 2024, and is based in Boca Raton, Florida. The Company is a software and video game development company that specializes in technologies with a focus on creating immersive and engaging experiences for players and developers of all ages around the world. Further, the Company uses virtual reality support, which is built into our Unreal engine and GoDot engine, meaning the Company will be using these tools to integrate this into our game client, which is still in development. The heart of the Company is two brothers who want to change the world of gaming through innovative ideas where they see the sector lacking in today’s gaming world.

The Company is currently in the pre-operation, development phase, and has no customers or users, and has not generated any revenue to date.

Results of Operations

For the years ended December 31, 2024 and 2023

Through December 31, 2024, the Company has not generated any revenue and has an accumulated deficit of approximately $2.5 million. Net loss from operations in 2024 and 2023 was $421,262 and $2,016,070, respectively. The 2023 net loss from operations includes $1,719,341 in stock based compensation expense in connection with the below market sale of common stock during that year. Excluding the 2023 stock based compensation expense, operating expenses increased in 2024 compared to 2023 due to the costs of programmers utilized in the continued build out of the TruWorlds platform, as well as engaging advisors and consultants and other costs associated with readying the Company for the IPO, including the costs related to auditing the Company’s historical financial statements. Cash used in operations in 2024 was $369,515 compared to $79,674 in 2023. This increase is due to the higher level of non-stock based compensation expense in 2024 as noted above.

Liquidity and Capital Resources

In 2024 and 2023, the Company received proceeds of $1,024,000 and $422,760, respectively, from the sale of common stock in a friends and family round priced at $2.00 per share. In the first quarter of 2025, the Company received an additional $325,000 from the sale of common stock at these same terms. Also in the first quarter of 2025, the Company issued 132,000 shares of common stock in the friends and family round in exchange for 500,000 shares of restricted common stock in an unrelated third-party, SRM Enterprises. In aggregate through the first quarter of 2025, the Company issued 1,000,000 shares of common stock through the friends and family round and received $1,736,000 in cash and 500,000 shares of restricted stock in SRM Enterprises, for a total value received of $2,000,000.

In anticipation of the initial public offering, we enhanced our capabilities in the gaming sector by adding new board members who bring expertise to our company with their unique perspectives on how to launch gaming platforms on a global scale and we have begun to build management team with extensive industry experience to assist the Company in preparing for the initial public offering and to operate and function as a public company. We will also continue to utilize consultants to supplement our management team as needed. Through 2024, the Company primarily operated with only two full-time employees and a small number of consultants. During this period the primary activities included: technology evaluation, creation, and programming of the TruWorlds platform, capital raising, and business development activities which, in aggregate, support the eventual launch of the TruWorlds platform.

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Through December 31, 2024, the Company has an accumulated deficit of approximately $2.5 million and has funded its operations through the sale of common stock as described above. We anticipate that our expenses will increase in the future to support our operations, development activities, marketing of our TruWorlds platform, and the increased costs of operating as a public company. These increases will likely include increased costs related to the hiring of additional personnel and fees for outside consultants, lawyers and accountants, among other expenses. Additionally, we anticipate increased costs associated with being a public company including expenses related to services associated with maintaining compliance with exchange listing and Securities and Exchange Commission requirements, insurance, and investor relations costs.

We will need additional funds while we accelerate the development of our platform. The Company’s continued existence is dependent upon management’s ability to obtain additional funding, including but not limited to the proceeds from this offering, and to ultimately achieve profitable operations, of which there can be no guarantee. These factors raise substantial doubt about our ability to continue as a going concern.

To fund our operations for at least the next twelve months, we anticipate that we need approximately $1.3 million. With the Company’s available cash at December 31, 2024 of $993,333 plus the additional proceeds from stock sales in the first quarter of 2025, the Company anticipates that it can conduct planned operations for approximately eleven months without raising additional funds. The anticipated net proceeds from this offering will provide further runway for the Company to launch, market and grow the TruWorlds platform, which may also include ramping up our development efforts to accelerate the timing of our initiatives.

Critical Accounting Policies

In Footnote 2 of our Audited Financial Statements for the years ended December 31, 2024, and 2023, found elsewhere in this filing, we include a discussion of the most critical accounting policies used in the preparation of our financial statements. There has been no material change in the policies and estimates used in the preparation of our financial statements since the completion of the 2024 and 2023 audits.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as such term is defined in Item 303(a)(4) of Regulation S-K.

Financial operations overview

Revenue

We have not generated any revenue through December 31, 2024 and we currently do anticipate generating any meaningful revenue from our services related to the launch of our TruWorlds platform and sale of our TruCoins tokens until at least 2026.

Operating Expenses

To date, the majority of our operating expenses relate to salaries and wages as well as contract services related to: technology evaluation, creation, and programming of the TruWorlds platform, capital rasing and business development. These activities and related expenditures have been recorded and reported as Operating Expenses in our Financial Statements. We anticipate that our operating expenses will increase in the future to support our launch of the TruWorlds platform, and the increased costs of operating as a public company. These increases will likely include increased costs related to the hiring of additional personnel and fees for outside consultants, lawyers, and accountants, and expenses related to maintaining compliance with exchange listing and Securities and Exchange Commission requirements, insurance, and investor relations costs.

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BUSINESS

Overview

The story of Gameverse Interactive began in 2022 when our founders, Jared Thau and Jordan Thau, were inspired by their experiences as developers on existing platforms and their passion for creating a more inclusive, innovative, and empowering gaming environment. This vision has shaped our approach to building the groundwork for Gameverse Interactive Corp.

Gameverse Interactive’s strategy focuses on the active creation of a community that is oriented around cooperation and innovation. To ensure that the power of the platform stays in the hands of its users we will provide the ability for users to create the games as well as play them. Through fortification of community content, users can share what they create with other people and in turn, learn from them. The concept is to maintain an open and friendly atmosphere for everyone who wants to join a community, work with people, and develop a strong environment that improves the gaming business for all participants. This way, we aim at creating an ongoing communication and dialogue, in order to make every member of the Gameverse family feel vivid and to convert the platform into a place where people can create and co-explore together.

Some refer to our category as the metaverse, a term often used to describe the concept of persistent, shared, 3D virtual spaces in a virtual universe. The idea of a metaverse has been written about by futurists and science fiction authors for over 30 years. With the advent of increasingly powerful consumer computing devices, cloud computing, and high bandwidth internet connections, the concept of the metaverse is materializing.

Gameverse Interactive’s mission is to allow creators to build their imaginations while retaining their entrepreneurial spirit and maintaining ownership - while allowing players to experience one-of-a-kind, state of the art games with the most modern gaming technology and inclusive community.

The Gameverse Interactive platforms have a number of key characteristics:

●	TruWorlds will allow creators to create and maintain ownership of their intellectual property
●	TruWorlds will allow players to experience those games in an inclusive and engaging community
●	In its final iteration, TruWorlds will use the latest Unreal engine or GoDot engine to allow players to experience worlds in the highest quality possible
●	TruWorlds will allow creators to make worlds using the latest and greatest technology in the industry
●	TruWorlds will allow players to purchase digital currency which can be spent in games or on the web platform for digital items

Our growth at Gameverse Interactive will be based on and driven primarily by a significant investment in technology and two mutually reinforcing network effects: content and social.

First, user-generated content, built by our community of developers and creators, powers our platform. As developers and creators build increasingly high-quality content, more users are attracted to our platform. The more users on our platform, the higher the engagement and the more attractive Gameverse becomes to developers and creators. With more users, more in game currency is spent on our platform, incentivizing developers, and creators to design increasingly engaging content and encouraging new developers and creators to start building on our platform.

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Second, our platform is social. When users join, they typically play with friends. This inspires them to invite more friends, who in turn, invite their friends, driving organic growth. The more friends that each of our users has playing together on the platform, the more valuable and engaging the platform becomes. This drives more users to our platform through word of mouth from their existing friends on the platform.

Further, developers and creators will be able to sell “in-game” consumables on the game client, and products (such as shirts, pants, etc.) throughout the website. Developers will sell these items and receive TruCoins for them. To support the platform and maintain its features, we plan to implement a marketplace fee in the estimated range of 15% to 30% on all TruCoin transactions; as we have not released that part of our platform yet, the fee would be determined by the upkeep cost of the games as we don’t require our developers to pay for anything. When this feature is fully made, creators who sell virtual items (e.g., shirts, pants, shoes) will receive TruCoins for their sales. These TruCoins can be exchanged for US dollars, ensuring creators benefit financially from their contributions.

The TruWorlds Platforms combines significant bookings and revenue with strong unit economics, free cash flow generation and high growth.

Gameverse Interactive Corp is currently in the pre-operation, development phase, and has no customer or users, and has not generated any revenue to date.

Our live web platform is nearing Minimal Viable Product (“MVP”) completion, and public testing is expected to occur within the next three (3) months. Our game client and game editor are paired together, and we are currently breaking ground on them. The MVP phase of our web platform will be completed with the Company’s existing funds, but the full-fledged product and the game client and editor will most likely require the funds raised in this initial public offering to be completed.

The Company’s upcoming 12 months will include the following:

7.	Web Platform (Months 1-3)

●	We expect our web platform to be ready for public testing within the next three (3) month, which will allow the Company to improve user experience, resolve bugs, and ensure platform stability.

8.	Public testing and Iterations (Months 4-6)

●	We plan to continue to expose our platform to a wider audience for public testing;
●	We will gather user feedback to create a more polished, market-ready web platform; and
●	Fully integrate our TruCoin currency, to allow users to transact to buy virtual items.

9.	Game Client and Editor Development (Months 1-12)

●	Early Phase (Months 1-3): Architecture planning, framework setup, and early coding.
●	Prototype Phase (Months 4-6): Development of a basic game client prototype with limited functionality, this will allow basic game development and integration with the web platform.
●	Alpha Release (Months 7-9): Initial testing phase for the game client, including user feedback and iterative improvements.
●	Beta Release (Months 10-12): A feature-rich version of the game client and editor, ready for public testing.
●	By the end of 12 months, we aim to have a functioning game client available for download and integrated with the web platform.

Our Community

TruWorlds will be fueled by every day, grassroots users from all around the world who yearn to bring their ideas to life. Users can customize their avatars, by changing colors and equipping accessories. While all developers are users, not every user is a developer; thus the “community” has a subset of users: developers. Users and developers maintain a symbiotic relationship: developers create unique worlds, and users play those worlds.

Our Users

The term “user” encompasses an individual who plays TruWorlds and may also develop on it. All users, including developers, can purchase assets in the catalog, play user-generated games (worlds), join or create guilds, interact with other users, and post on the forum.

Our Developers and Creators

Developers are a special subset of users because they are the root of what makes TruWorlds unique, as these worlds are created by users from all over the world. Developers create worlds for users to play, which in turn, earns plays from users, which can then translate to earning money, better world statistics, and building a community.

Our Products and Technology

Gameverse allows developers to build deeply immersive 3D environments where users can share synchronous experiences with others, independent of where they may be physically.

Website/Cloud API*, is the main entry point for everything TruWorlds. It allows users to sign up, customize their characters, purchase consumables and currency, interact with other users, discover new worlds, join or create guilds and much more. Additionally, the TruWorlds Editor tool is provided for developers to bring their ideas to life, allowing for map creation, coding, and completing worlds. TruWorlds Client, is the client software that allows users to play TruWorlds, and enable user interaction.

Player Identity and Individual Customizability

Users can create unique avatars and choose their own username. Our avatar editor has extensive customization options, enhancing a character’s personal identity within the platform.

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Friends and Community Development

TruWorlds boasts a strong community through social features, guilds, and collaborative opportunities, enhancing user interaction and engagement.

Low Friction

The Gameverse Interactive platform gives users the ability to interact with experiences almost instantly, on most popular client devices, and from anywhere in the world over existing broadband and cellular networks.

The Gameverse Client is designed for the rapid movement of users between experiences. Almost immediately upon launching a new experience, the Gameverse Client will begin simulating and rendering the virtual world using a partial representation of the environment at a low level of detail. As more and higher fidelity assets are received by the Gameverse Client, the fidelity of the experience automatically improves. TruWorlds provides a smooth, user-friendly experience with intuitive interfaces and easy access to all features for users of all ages.

Variety of Content

Developers and creators build nearly all of the content on the TruWorlds Platform. Their efforts will contribute to an expanding content library.

Developers build, publish, and operate 3D experiences on the TruWorlds platform, a suite of tools accessible to all skill levels, from novice to professional. Teams can work together using built-in access control management and collaborative editing. Once content is built, it can be replicated and shared across multiple experiences giving developers the ability to scale their efforts and make rapid updates.

Developers can share their work with other developers through TruWorlds. The free asset library drives collaboration within our developer community, accelerates creation of new experiences, and provides additional ways for developers to monetize their work.

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Economy

Our in-game economy is designed to be dynamic and rewarding. Users can purchase, trade, and sell virtual items, which may include, but are not limited to shirts, pants and shoes, which creates a thriving marketplace. Further, the items that our users create are modified UV maps, which means they are 2D images used to apply textures to 3D objects, similar to our avatars. Users can go to our website, purchase TruCoins, and with TruCoins, buy cosmetic items in the marketplace. Microtransactions and virtual currencies enhance the user experience and provide developers with additional revenue streams. User’s will be able to purchase “Shirts”, “Pants”, “Shoes”, “Faces” and “Hats”, and the Company may add additional items for purchase in the future. Additionally, users will be able to purchase these items through a simple marketplace with TruCoins, in which the Company will implement a marketplace fee for these transactions. Currently, the Company will only allow users to purchase assets with TruCoins.

Additionally, the Company will allow users to create and sell virtual items made by other users, which may also be sold by any users on the platform. The Company will provide the users templates on the web platform to create their virtual items. The TruCoins the users make purchases with is not a direct generator of revenue for the Company at this time. Further, the Company will have some assets be only purchasable, and other assets to be purchasable, sellable and tradeable, in accordance with the below:

•	Only Purchasable Assets: User-generated items or general marketplace content.
•	Sellable/Tradable Assets: Items created by Gameverse (e.g., premium content, rare items, “specialty items”).

Safety

Multiple systems are integrated into the Gameverse Interactive platforms to promote civility and ensure the safety of our users. These systems are designed to enforce our policies, protect users’ personal information, and abide by local laws. We leverage text-filtering, content moderation systems, and automated systems to proactively identify behaviors that may violate our policies.

Content submitted by developers and creators, including images, models, meshes, and audio, goes through a multi-step review process before appearing on the platform. Images are evaluated for Child Sexual Abuse Material, or CSAM, using PhotoDNA with flagged images automatically reported to the National Center for Missing and Exploited Children, or NCMEC

When experiences are published or updated on the Gameverse Interactive platforms, they are evaluated by a suite of tools that identify problematic language, potential bypasses to our chat filters, and content that falls outside our policies. Gameverse Interactive includes a suite of anti-intruder technologies that leverage machine learning, throttles, and circuit breakers to block automated bot attacks and mitigate human attempts to spam users and disrupt services. We utilize services from providers like Cloudflare and Azure for these capabilities and plan to incorporate our own proprietary technologies to enhance security further.

Safety and Digital Civility

We aspire to build a safe and civil online society. We have no tolerance on our platform for content or behavior that violates our rules. Safety and civility systems are built into our platform and apply to every experience. In many instances, our systems extend beyond minimum regulatory requirements.

Our platform is designed to comply with the Children’s Online Privacy Protection Act, or COPPA, and the General Data Protection Regulation, or GDPR, regulations. We work closely with regulators, authorities, and safety groups in many countries. We endeavor to promptly report any suspected child exploitation or abuse materials to the relevant authorities.

Our Trust & Safety Systems

We use machine scanning to review content, including images, sound, and video, uploaded onto our platform. Our advanced machine scanning algorithms also review and monitor communications that flow through Gameverse to block and protect users from inappropriate behavior, such as questions about personal information and instructions on how to connect on less protective third-party chat applications.

Throughout our site and in-experience, we provide our users with the ability to report activity that they find objectionable. Users can also block or mute players with whom they do not want to interact. We also provide parents with customizable parental controls to limit or disable online chat or to restrict access to a curated list of age-appropriate experiences.

We continue to invest in technology and people to combat bad actors who attempt to undermine our efforts to connect millions of people. Our priority remains the safety and digital civility of our community.

The Gameverse Economy

We support our developer and creator community by giving them the tools to build, publish, operate, and monetize content. Our economy enables developers and creators to generate income through Gameverse Interactive platforms.

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Business Model

Our Growth Strategies

We believe that the Gameverse Interactive platform has the potential to transform how people express themselves, socialize, play, learn, work, and transact together around the world. We are focused on the following key growth strategies:

●	Platform Extension: We are continually investing in the Gameverse Interactive platforms, including significant investments in high fidelity avatars, more realistic experiences, 3D spatial audio technology, and other social features. These investments should enable Gameverse to support human co-experience in the entertainment, learning and business markets.
●	Age Demographic Expansion: As a result of platform extension, developers, and creators are now able to build higher quality experiences and content that appeals to an older age demographic. We believe there is significant potential for us to increase our penetration and engagement across all age demographics. We ultimately aim to be a brand that serves all ages.
●	International Reach: We believe there is significant potential for us to grow the global reach of our platform. We believe some of that will occur by the same organic, word of mouth user and developer growth that we have seen in markets like the U.S., Canada, and the United Kingdom. In addition, we are investing in technology that will also enhance our growth around the world. For example, we believe that features such as automated translation and built-in regional compliance will enable us to scale usage in global markets, allowing developers to publish in multiple languages and allowing users to communicate with each other even when they speak different languages.
●	Monetization: We believe there is significant potential to increase monetization on our platform. We are actively working with our developer and creator community to help them improve their monetization.

Brand and Marketing

Users build a direct relationship with the Gameverse Interactive brand by establishing a single identity and creating their social graph. Users are able to navigate across an integrated universe of experiences on our platform and engage on the platform with users in their social graph. We believe this approach helps to create a flywheel that brings new users to the platform and promotes loyalty and engagement.

We believe safety is an integral and differentiating part of our brand. We have invested heavily in creating a safe and civil platform, which has allowed us to both grow and retain our user base.

Highly Efficient Marketing Model

We operate a highly efficient marketing model. Our approach is almost entirely organic, with our user, creator and developer adoption driven by mutually reinforcing content and social network effects. We also leverage our influencer community to increase brand awareness and our reach across all age demographics.

Our People

As of March 28, 2025, we employed 4 full time employees. In order to continue to evolve the Gameverse interactive platforms, we must continue to invest heavily in attracting and retaining key talent, especially those focused on product and engineering. We monitor our progress with human capital metrics such as turnover, time to fill open roles, ratio of internally developed talent to external hires, ratio of technical talent to overall employees and employee engagement. Our brand, market position, reputation for innovation, and developer and creator-centric culture support our ability to recruit best-in-class engineering talent.

Competition

We compete for both users, developers, and creators. We compete to attract and retain our users’ attention on the basis of our content and user experiences. We compete for users and their engagement hours with global technology leaders such as Amazon, Apple, Facebook, Google, Microsoft, and Tencent, global entertainment companies such as Comcast, Disney, and ViacomCBS, global gaming companies such as Activision Blizzard, Electronic Arts, Roblox, Take-Two, Valve, Unity, and Zynga, online content platforms including Netflix, Spotify, and YouTube, as well as social platforms such as Facebook, Pinterest, and Snap. We are able to compete for these users based on our variety of content, personalized user experience, and various engaging and social features.

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We rely on developers and creators to create the content that leads to and maintains user engagement (including maintaining the quality of experiences). We compete to attract and retain developers and creators by providing developers and creators with the tools to easily build, publish, operate, and monetize content. We compete for developers, creators, and engineering talent with gaming platforms such as Epic Games, Unity, and Valve Corporation, who provide developers and creators the ability to create or distribute interactive content. We are able to compete for these developers and creators because of our comprehensive offering to build, publish, and operate experiences on our platform, our free and easy-to-use technology, our broad user reach, our economic rewards system, our brand, our reputation for innovation, our developer and creator-centric culture, and our mission.

Security, Privacy, Data Protection and Regulatory Matters

We are subject to a number of U.S. federal and state and foreign laws and regulations that involve matters central to our business. These laws and regulations may involve privacy, data protection, security, rights of publicity, content regulation, intellectual property, competition, protection of minors, consumer protection, credit card processing, taxation, anti-bribery, anti-money laundering and corruption, economic or other trade prohibitions or sanctions or securities law compliance or other subjects. Many of these laws and regulations are still evolving and being tested in courts and could be interpreted and applied in a manner that is inconsistent from country to country or state to state and inconsistent with our current policies and practices and in ways that could harm our business. In addition, the application and interpretation of these laws and regulations often are uncertain, particularly in the new and rapidly evolving industry in which we operate. The costs of complying with these laws and regulations are high and likely to increase in the future, particularly as the degree of regulation increases, our business grows, and our geographic scope expands. Further, the impact of these laws and regulations may disproportionately affect our business in comparison to our peers in the technology sector that have greater resources. Any failure on our part to comply with these laws and regulations may subject us to significant liabilities or penalties, or otherwise adversely affect our business, financial condition, or operating results. It is imperative that we secure the creative assets, performance and user data that are critical to our business. We devote considerable resources to our security program and regularly evaluate the security of our services with the intent to ensure that user assets are securely stored and separated. We make it easy for content developers and creators to securely build and distribute their content in our ecosystem.

We rely on a variety of statutory and common-law frameworks and defenses relevant to the content available on our service, including the Digital Millennium Copyright Act, or DMCA, the Communications Decency Act, or CDA, and the fair-use doctrine in the U.S., and the Electronic Commerce Directive in the EU. However, each of these statutes is subject to uncertain or evolving judicial interpretation and regulatory and legislative amendments. In addition, pending or recently adopted legislation in the EU may impose additional obligations or liability on us associated with content uploaded by users to our platform. If the rules, doctrines or currently available defenses change, if international jurisdictions refuse to apply protections similar to those that are currently available in the U.S. or the EU, or if a court were to disagree with our application of those rules to our service, we could be required to expend significant resources to try to comply with the new rules or incur liability, and our business, revenue and financial results could be harmed.

We are also subject to U.S. federal and state and foreign laws and regulations regarding privacy and data protection, including with respect to the storage, sharing, use, processing, transfer, disclosure, and protection of personal data. For example, the California Consumer Privacy Act, CCPA, went into effect on January 1, 2020. The CCPA requires covered companies to, among other things, provide new disclosures to California consumers, and afford such consumers new abilities to opt-out of the sale of personal information. Additionally, a new privacy law, the CPRA, was approved by California voters in November 2020. The CPRA would significantly modify the CCPA, potentially resulting in further uncertainty and requiring us to incur additional costs and expenses in an effort to comply. Similar legislation has been proposed or adopted in other states. Aspects of the CCPA and these other state laws and regulations, as well as their enforcement, remain unclear, and we may be required to modify our practices in an effort to comply with them. In addition, foreign data protection, privacy, consumer protection, content regulation, and other laws and regulations are also more restrictive and burdensome. For example, GDPR imposes stringent operational requirements for entities processing personal information and significant penalties for non-compliance. Under GDPR, fines up to 20 million Euros up or up to 4% of the annual global revenues of the infringer, whichever is greater, can be imposed for violations. In addition, in July 2020, the European Court of Justice struck down the EU-Swiss Privacy Shield program, which was used by 5,000 companies to transfer data from the EU to the U.S. The court ruling also suggested that the proprietary of Standard Contractual Clauses, which are an alternate method of data transfer from the EU to the U.S., may be challenged in the future.

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Children’s privacy has also been a focus of recent enforcement activity and subjects our business to potential liability that could adversely affect our business, financial condition, or operating results. The Federal Trade Commission and state attorneys in the U.S. general have in recent years increased enforcement of COPPA, which requires companies to obtain parental consent before collecting personal information from children under the age of 13. In addition, the GDPR prohibits certain processing of the personal information of children under the age of 13-16 (depending on the country) without parental consent. The CCPA requires companies to obtain the consent of children in California under the age of 16 (or parental consent for children under the age of 13) before selling their personal information. Although we make reasonable efforts to comply with these laws and regulations, we may in the future face claims under COPPA, the GDPR, the CCPA or other laws relating to children’s privacy. There are also a number of legislative proposals pending before the U.S. Congress, various state legislative bodies and foreign governments concerning content regulation and data protection that could affect us if enacted in the future.

We take a variety of technical and organizational security measures and other measures designed to protect our data, including data pertaining to our users, employees, and business partners. Despite the measures we put in place, we may be unable to anticipate or prevent unauthorized access to such data.

Non-compliance with any applicable laws and regulations could result in penalties or significant legal liability. Although we make reasonable efforts to comply with all applicable laws and regulations, there can be no assurance that we will not be subject to regulatory action, including fines, in the event of an incident. We or our third-party service providers could be adversely affected if legislation or regulations are expanded to require changes in our or our third-party service providers’ business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our or our third-party service providers’ business, results of operations, or financial condition.

Government authorities outside the U.S. may also seek to restrict access to or block our service, prohibit, or block the hosting of certain content available through our service or impose other restrictions that may affect the accessibility or usability of our service in that country for a period of time or even indefinitely. In addition, some countries have enacted laws that allow websites to be blocked for hosting certain types of content or may require websites to remove certain restricted content.

Our privacy policy and terms and conditions of use describe our practices concerning the use, transmission, and disclosure of user information and are posted on our website. For additional information, please see the sections titled “Risk Factors—Risks Related to Our Business Generally—If the security of our platform is compromised, it could compromise our and our users’, developers’, and creators’ proprietary information, disrupt our internal operations and harm public perception of our platform, which could cause our business and reputation to suffer,” “Risk Factors—Risks Related to Our Business Generally—We anticipate that our ongoing efforts related to privacy, safety, security, and content review will identify additional instances of misuse of user data or other undesirable activity by third parties on our platform” and “Risk Factors—Risks Related to Government Regulations—Because we store, process, and use data, some of which contains personal information, we are subject to complex and evolving federal, state, and international laws and regulations regarding privacy, data protection, content, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations, and declines in user growth, retention, or engagement, any of which could significantly harm our business.”

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Intellectual Property

Our intellectual property will be an important aspect of our business, and our success will depend in part on our ability to enforce and defend our future intellectual property rights. The Company will rely on a combination of patents, copyrights, trademarks, trade secrets, know-how, license agreements, contractual provisions, non-disclosure agreements, employee non-disclosure and invention assignment agreements, and confidentiality procedures to establish and protect our intellectual property rights in the future. Currently, the Company does not have any intellectual property, but it intends to file for certain intellectual property rights in the near future.

Despite our efforts, we may not be able to obtain or maintain sufficient protection for or successfully enforce our intellectual property in the future. Any future patents, trademarks and other intellectual property or other proprietary rights we may own or license, or otherwise have a right to use may be contested, circumvented or found unenforceable or invalid. Our future patents, copyrights, trademarks, trade secrets, domain names and other intellectual property rights may not provide us with competitive advantages, distinguish our products from those of our competitors or prevent competitors from launching comparable products. We may also be dependent on third-party content, technology, and intellectual property in connection with our business. Further, we may not be able to prevent third parties from infringing, diluting or otherwise misappropriating or violating our future intellectual property rights, and we may face challenges to the validity or enforceability of our intellectual property rights. We cannot guarantee that our business does not and will not infringe or misappropriate the rights of third parties. Further, certain federal statutes in the U.S. may apply to us with respect to various activities of our users, including the Digital Millennium Copyright Act, or the DMCA, provides immunity from monetary damages for online service providers such as us from, among other things, infringing content uploaded to our platform by our users provided we comply with certain statutory requirements. The immunity is part of a statutory safe harbor. To enjoy the benefits of the safe harbor and be immune from monetary damages for infringing content uploaded by our users, we have to register a designated agent with the U.S. Copyright Office and maintain that filing on a periodic basis with the U.S. Copyright Office. We must also expeditiously remove any infringing content upon acquiring actual knowledge of such infringement or, in the absence of actual knowledge, if we become aware of facts or circumstances from which infringing activity is apparent. We must also adopt and reasonably implement and inform users of our platform, a policy that provides for the termination in appropriate circumstances of users who are repeat infringers of the copyrights of third parties. If we fail to comply with the conditions for qualifying for safe harbor protection, we may be subject to monetary damages for infringing content on our platform. The damages for copyright infringement can range from $750 to $30,000 per work infringed and, in the case of willful infringement, up to $150,000 per work infringed. Alternatively, copyright owners could seek to recover their actual damages and the Company’s profits. As we host millions of user uploaded works, the Company could be subject to significant damages claims if we are determined not to comply with the DMCA safe harbors. Intellectual property disputes are common in our sector and, as we face increasing competition or grow our business, there is an ongoing risk that we may become involved in additional legal disputes involving intellectual property claims. In addition to the protection provided by our intellectual property rights, we maintain a policy requiring our employees, consultants, and other third parties to enter into confidentiality and proprietary rights agreements to control access to our intellectual property.

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For additional information on risks relating to intellectual property, please see the sections titled “Risk Factors—Risks Related to Intellectual Property—Claims by others that we infringe their proprietary technology or other rights could harm our business,” “Risk Factors—Risks Related to Intellectual Property—Failure to protect or enforce our intellectual property rights or the costs involved in such enforcement would harm our business,” and “Risk Factors—Risks Related to Intellectual Property—We use open source software on our platform and in connection with certain experiences on our platform, which may pose particular risks to our proprietary software and could have a negative impact on our business.”

Facilities

Our corporate headquarters, located at 1300 S. Dixie Hwy, Suite B, Lantana, FL 33462, and consisting of approximately [*] square feet of office space, is leased through [*].

We intend to procure additional space as we add employees and expand geographically. We believe our facilities are adequate and suitable for our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate any expansion of our operations.

Legal Proceedings

From time to time we are subject to actual or threatened legal proceedings, claims, investigations and government inquiries arising in the ordinary course of business, including legal proceedings, claims, investigations and government inquiries involving intellectual property, data privacy and data protection, privacy and other torts, illegal or objectionable content, consumer protection, securities, employment, contractual rights, civil rights infringement, false or misleading advertising, or other legal claims relating to content or information that is provided to us or published or made available on our service. This risk is enhanced in certain jurisdictions outside of the U.S. where our protection from liability for content published on our platform by third parties may be unclear and where we may be less protected under local laws than we are in the U.S. Based on our current knowledge, we believe that the amount or range of reasonably possible losses will not, either individually or in the aggregate, have a material adverse effect on our business, results of operations, cash flows or financial condition. Defending such proceedings is costly and can impose a significant burden on management and employees. The results of any litigation cannot be predicted with certainty, and an unfavorable resolution in any legal proceedings could materially affect our future business, results of operations, or financial condition. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs (including unfavorable preliminary or interim rulings), diversion of management resources, and other factors.

Controlled Company Status

After completion of this offering, Jared Thau and Jordan Thau will continue to control a majority of the voting power in us. As a result, we will be a “controlled company.” Under the Nasdaq rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that, within one year of the date of the listing of our common stock:

●	we have a board of directors that is composed of a majority of “independent directors,” as defined under the rules of such exchange;

●	we have a compensation committee that is composed entirely of independent directors; and

●	we have a nominating and corporate governance committee that is composed entirely of independent directors.

As a controlled company, we will remain subject to the rules of the Sarbanes-Oxley Act and the Nasdaq that require us to have an audit committee composed entirely of independent directors. Under these rules, we must have at least one independent director on our audit committee by the date our common stock is listed on the Nasdaq, at least two independent directors on our audit committee within 90 days of the listing date, and at least three directors, all of whom must be independent, on our audit committee within one year of the listing date.

Following this offering, we expect to have three independent directors, all of which qualify as independent for Audit Committee purposes. Accordingly, we intend to rely on the controlled company exemption upon completion of this offering because our Board will not be comprised of a majority of independent directors, and our Compensation Committee and our Nominating and Corporate Governance Committee will not be comprised of entirely of independent directors or be subject to annual performance evaluations. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

At such time as we are not a “controlled company” under the corporate governance standards, our committee membership will comply with all applicable requirements of those standards and a majority of our board of directors will be “independent directors,” as defined under the rules of the Nasdaq.

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MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers and directors as of March 28, 2025:

Name	Age	Position(s)
Executive Officers:
Jared Thau	24	Founder, President, Chief Executive Officer and Chair of the Board of Directors
Jordan Thau	26	Chief Technology Officer and Director
John Pitstick	51	Chief Financial Officer

Non-Employee Directors:
Christopher Melton(1)(3)	53	Independent Director
Travis Brady	56	Independent Director
Orlando Barrowes(1)(2)(3)	49	Independent Director
Nathan Larsen(1)(2)(3)	55	Independent Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee

Executive Officers

Jared Thau, Chief Executive officer, Director (Principal Executive Officer)

Jared Thau, 24, is a game developer and software engineer with over a decade of experience in the tech and gaming industries. Jared’s journey in game development began in 2010 at the age of 10 when he discovered Roblox. By 2012, at just 12 years old, he created his first game, Build To Survive Zombies, which was played over 1 million times. The success of this game allowed Jared to fund subsequent projects, games, and ventures. One of his most notable contributions was to a game on Roblox, released in 2022, which has been played over 800 million times and continues to average 500,000 play sessions each day.

After his first game, he became a full-time game developer, self-employed from the start of his career. In 2015, he began taking on leadership roles in multiple small game development studios, working on a wide variety of game genres including tycoons, simulators, horror, and roleplay. Over the years, Jared worked on hundreds of small games, honing his leadership skills and developing a versatile portfolio in game design, marketing, 3D modeling, and project management.

Jared studied International Business at Lynn University in 2019, further expanding his understanding of the business side of the tech and gaming industries.

In addition to his work in gaming, Jared is the founder and owner of RawNews.com, a small media outlet that grew from a previously shut-down news platform. In 2021, Jared took over RawNews.com and transformed it into a Google News-approved outlet, which has since gained over 13,000 real organic followers on Facebook and over 8,000 followers on X (formerly known as Twitter). Throughout this journey, Jared has also been deeply involved in the development of software and apps, particularly AI-driven products. His passion for Artificial Intelligence (AI) grew, and by 2024, he focused heavily on AI-driven solutions, taking on roles and responsibilities that pushed him to learn and grow.

Jared’s entrepreneurial journey with his leadership in game development, has allowed him to carve out a unique position in the tech space, where he continues to innovate and inspire others. His specialty in AI and project management continues to shape his career, with an emphasis on developing tools and products that have a lasting impact.

We believe Jared Thau is qualified to serve on our board of directors because of his vast experience, leadership, and innovative perspective.

Jordan Thau, Chief Technology Officer

Jordan Thau, 26, is a results-oriented software engineer with over 10 years of game development experience. Jordan graduated from Florida State University in 2022, with a Bachelors of Science (B.S.) in Information Technology, where he studied Information Technology and Computer Science. Jordan’s journey in game development began in 2010 at the age of 12 when he and his brother, Jared, came across Roblox. In 2012, alongside his brother, he created his first game, Build To Survive Zombies. This game went on to be played over a million times.

Throughout his years of game development, Jordan has contributed to multiple other games, in the role of engineering and consulting, that have accumulated over 1 billion plays on Roblox. Jordan brings years of expertise and experience in a rare, quickly expanding area of gaming.

Aside from his impressive game development rapport, Jordan has also worked in other areas of software development.  Since 2021, he has worked in a professional setting at a fast-paced startup in the restaurant-tech industry, which he has since ceased to co-found Gameverse Interactive. He has worked alongside teams from Samsung, LG, and Dover. He brings vital experience on team management and the entire software development lifecycle.

We believe that Jordan Thau is qualified to serve on our board of directors because of the perspective and experience he brings as our Chairman and Chief Technical Officer.

John Pitstick, Chief Financial Officer

John Pitstick, age 51, brings to our Company over 30 years of experience as a financial executive of publicly traded and privately held companies, including nearly a decade at a major accounting firm. Mr. Pitstick has deep experience in accounting, taxes, capital markets, financial operations, internal controls and SEC reporting/compliance matters. From 2015 through 2024, Mr. Pitstick held financial executive roles at privately held companies including medical device manufacturer Caldera Medical, Inc., biotechnology developer Dyve Biosciences, Inc. and software solutions provider Seven Lakes Enterprises, Inc. Mr. Pitstick served as Executive Vice President from 2005 to 2007 and then as Chief Financial Officer from 2007 to 2015 of publicly traded Conversant, Inc. From 1995 to 2004, Mr. Pitstick worked for Ernst & Young LLP serving a broad range of clients in the technology, biotech and financial services industries, ultimately as a Senior Manager. Mr. Pitstick is a Certified Public Accountant (inactive) and received a Bachelor of Science in Accounting from the University of San Francisco.

Non-Employee Directors

Travis Brady, Independent Director

Travis Brady, age 56, has had significant roles and worked with top game studios such as Valve from 1998 to 2002, and Bungie from 2002 to 2015. He was an original developer at Bungie for the original Halo and the Halo Series thereafter. Helping to reshape the gaming industry.

He also transitioned from the success of the Halo Series, onto another multimillion dollar franchise, as the first 3D artist and beginning developer on Bungie’s Destiny Series for Playstation.

Currently, Travis is a founding employee and Director at Highwire Games since 2015.  As an Art Director at Highwire, he was involved in developing and creating the visual style and assets for one of Sony Interactive’s first VR titles for the PSVR, titled Golem.  Still applying his leadership at Highwire Games, Travis is playing a crucial role in developing “Six Days in Fallujah”.  A historically accurate, playable, documentary experience of the first days of the Battle of Fallujah in 2004.  In early access release, Six Days was a number one selling game on Steam. In Six Days in Fallujah furthering development, Travis is responsible, as a Director and Stakeholder, to guide development meetings for publisher funding, guide the visual style, direct outsourcing studios, guide in the direction of cinematic story and movie scenes, mentor internal teams of artists and animators, as well as continuing to develop content himself.

Through his 35+ years of development history, Travis has been a leader on very many highly talented teams responsible for an abundance of AAA and iconic titles and franchises, such as Half-Life2, Team Fortress, Halo, and Destiny.  Throughout his lengthy career, he has flawlessly continued to demonstrate his commitment to excellence and influencing in development and the gaming world. His leadership and innovation have left a lasting legacy.

Orlando Barrowes, Independent Director

Orlando Barrowes has made a significant impact in game design and visual effects. As a co-founder of CHAIR Entertainment Group in June 2005, he later became a principal developer at Epic Games, contributing to Fortnite’s rise and mainstream success since 2018. Known for his strategic insights and creative contributions, Orlando has helped shape iconic titles, generating over $30 billion in revenue and earning numerous Game of the Year awards and high review scores. His work has been recognized on major platforms, with iPad games showcased by Steve Jobs during Apple keynotes. Skilled in Unreal engine 5, Maya, and Photoshop, Orlando also explores integrating generative and traditional art forms. With a BFA in Illustration and a background in Computer Science, Animation, and Film from BYU, he combines artistic vision with technical expertise to create memorable gaming experiences that continue to inspire the industry.

Nathan Larsen, Independent Director

Nathan Larsen, age 54, has served as the Chief Experience Officer at TruGolf since March 2021. In this role, he oversees the integration of product design, development, and customer experience to deliver innovative golf simulation solutions. With more than two decades of experience in creative leadership, strategy, and operations, Nathan has played a critical role in building brands, leading product innovation, and driving team success across industries including entertainment, technology, construction, and environmental restoration. Nathan’s past employment history includes working at Sierra Online as a game artist and animator from 1990-1992, a creative director at Access Software from 1992-1999, a senior creative director at Take-Two Interactive from 2004-2006, President and COO of E Builders from 2006-2019, in which he was responsible for operational management and business development in the custom homebuilding industry, and 106 Reforestation from 2018-2021, acting as a senior director, where he provided brand position and marketing strategies.

Christopher Marc Melton, Independent Director

Christopher Marc Melton, age 53, has served as a specialist land acquisition advisor with SVN, a national commercial brokerage services transacting large land parcels to homebuilders and multifamily developers, since 2019 and is a licensed real estate salesperson in the State of South Carolina and Georgia. Mr. Melton co-founded Callegro Investments, LLC in 2012 to invest in distressed master-planned communities. Mr. Melton also serves on the board of directors and audit committees for Safe and Green Development Corporation (OTCM: SGD), a real estate development company, Safety Shot, Inc. (formerly Jupiter Wellness Inc.) (Nasdaq: SHOT), a beverage and dietary supplement company, SRM Entertainment, Inc. (Nasdaq: SRM), a toy and souvenir designer and developer, and Safe & Green Holdings Corp. (Nasdaq: SGBX), a developer, designer and fabricator of modular structures. From 2008 to 2012 Mr. Melton capitalized various media and retail ventures including Bestival Ltd. and Any Old Iron. From 2000 to 2008, Mr. Melton was a Portfolio Manager for Kingdon Capital Management (“Kingdon”) in New York City, where he ran an $800 million book in media, telecom and Japanese investment. Mr. Melton opened Kingdon’s office in Japan, where he set up a Japanese research company. From 1997 to 2000, Mr. Melton served as a Vice President at J.P. Morgan Investment Management Inc. as an equity research analyst, where he helped manage $500 million in REIT funds under management. Mr. Melton was a Senior Real Estate Equity Analyst at RREEF Funds in Chicago from 1995 to 1997. RREEF Funds is the real estate investment management business of Deutsche Bank’s Asset Management division. Mr. Melton earned a Bachelor of Arts in Political Economy of Industrial Societies from the University of California, Berkeley in 1995. Mr. Melton earned Certification from University of California, Los Angeles’s Anderson Director Education Program in 2014, a certificate in cybersecurity for managers from MIT in 2021 and certificate in AI strategy from Cornell in 2023. Mr. Melton’s extensive experience in land acquisition, real estate investment and development, as well as to his experience serving on the board and committees of other public companies, makes him an excellent asset to our board of directors.

Family Relationships

Jared Thau (our Chief Executive Officer and Chairman of our Board) and Jordan Thau (our Chief Technology Officer and one of our directors) are brothers. There are no additional family relationships among any of our directors and officers, other than the relationship described above.

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Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters, or control persons has been involved in any material legal proceeding in the past five years.

Code of Ethics

Before the closing of this offering, we plan to adopt a Code of Ethics applicable to our officers, directors, and employees. If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to our Chief Executive Officer, Chief Financial Officer, or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a Current Report on Form 8-K filed with the SEC.

Board and Committee Meetings

Our Board did not hold any formal meetings in fiscal year ended December 31, 2024, but held several informal meetings during the fiscal year ended December 31, 2024. All proceedings of the Board taken at a formal meeting were evidenced by minutes taken at such meeting. All other matters approved by the Board outside of any formal meeting were evidenced by resolutions consented to by all the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to applicable Nevada law and our Bylaws, valid and effective as if they had been passed at a meeting of the directors duly called and held.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Orlando Barrowes, Nate Larsen and Christopher Melton, with Orlando Barrowes serving as Chairperson, and each of whom meet the requirements for independence under the listing standards of the Nasdaq and SEC rules and regulations. Effective prior to the effectiveness of the registration statement of which this prospectus forms a part, our nominating and corporate governance committee will, among other things:

●	identify, evaluate and select, or make recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;
●	evaluate the performance of our board of directors and of individual directors;
●	consider and make recommendations to our board of directors regarding the composition of our board of directors and its committees;
●	review developments in corporate governance practices;
●	evaluate the adequacy of our corporate governance practices and reporting; and
●	develop and make recommendations to our board of directors regarding corporate governance guidelines and matters.

Our nominating and corporate governance committee will operate under a written charter, to be effective prior to the effectiveness of the registration statement of which this prospectus forms a part, that satisfies the applicable listing standards of the Nasdaq.

Audit and Finance Committee and Audit Committee Financial Expert

Our audit committee consists of Christopher Melton, Orlando Barrowes and Nate Larsen, with Christopher Melton serving as Chairperson, and each of whom meet the requirements for independence under the listing standards of the Nasdaq and SEC rules and regulations. Each member of our audit committee also meets the financial literacy and sophistication requirements of the listing standards of the Nasdaq. In addition, our board of directors has determined that Chrsitopher Melton is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. Effective prior to the effectiveness of the registration statement of which this prospectus forms a part, our audit committee will, among other things:

●	select a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
●	help to ensure the independence and performance of the independent registered public accounting firm;
●	discuss the scope and results of the audit with the independent registered public accounting firm, and review, with management and the independent registered public accounting firm, our interim and year-end results of operations;
●	develop procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●	review our policies on risk assessment and risk management;
●	review related party transactions; and
●	approve or, as required, pre-approve, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our audit committee will operate under a written charter, to be effective prior to effectiveness of the registration statement of which this prospectus forms a part, that satisfies the applicable rules and regulations of the SEC and the listing standards of the Nasdaq.

Our Board has determined that Christopher Melton qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. We believe that the members of our Audit and Finance Committee are collectively capable of analyzing and evaluating our consolidated financial statements and understanding internal controls and procedures for financial reporting.

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Compensation Committee

Our compensation committee consists of Nate Larsen and Orlando Barrowes, with Nate Larsen serving as Chairperson, and each of whom meet the requirements for independence under the listing standards of the Nasdaq and SEC rules and regulations. Each member of our compensation committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, or Rule 16b-3. Effective prior to the effectiveness of the registration statement of which this prospectus forms a part, our compensation committee will, among other things:

●	review, approve and determine, or make recommendations to our board of directors regarding, the compensation of our executive officers;
●	administer our equity compensation plans;
●	review and approve and make recommendations to our board of directors regarding incentive compensation and equity compensation plans; and
●	establish and review general policies relating to compensation and benefits of our employees.

Our compensation committee will operate under a written charter, to be effective prior to effectiveness of the registration statement of which this prospectus forms a part, that satisfies the applicable rules and regulations of the SEC and the listing standards of the Nasdaq.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee. See the section titled “Certain Relationships and Related Party Transactions” for information about related party transactions involving members of our compensation committee or their affiliates.

Outstanding Equity Awards at Fiscal Year End

During our fiscal years ended December 31, 2024, and 2023, the Company issued warrants to purchase shares of common stock in the amount of 512,000 and 193,500, respectively. These warrants were issued in connection with shares of common stock and have a five-year term with a strike price of $2.00 per share. As of December 31, 2024, 705,500 warrants were outstanding.

Compensation Committee Report

As the Compensation Committee has not yet been formed, it did not, during the fiscal year December 31, 2024, hold any meetings and therefore there is no compensation committee report. The Compensation Committee Charter, which will be adopted by the Board to govern the Compensation Committee, will be available on our website at www.gameverseinteractive.com.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our Company during the last two fiscal years is or has been indebted to our Company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

EXECUTIVE COMPENSATION

Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, for the year ended December 31, 2024 and 2023, were:

●	Jared Thau, our Founder, President, Chief Executive Officer and Chair of our board of directors; and
●	Jordan Thau, our Chief Technology Officer.

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Summary Compensation Table

The following table provides information regarding compensation paid to our named executive officers for the year ended December 31, 2024 and December 31, 2023 (as applicable):

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)(1)	Non- Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Comp. Earnings ($)	All Other Compensation ($)(2)	Total ($)
Jared Thau, Chief Executive Officer(1)	2024	$		$—		$—	$	$—	$—	$	$
	2023		$119,600	$—		$6,200	$	$—	$—	$		$126,800

Jordan Thau, Chief Technology Officer(2)	2024	$		$—	$		$	$—	$—	$	$
	2023		104,000			3,700

(1)	The Company issued Jared Thau 6,200,000 founder shares at $0.001 par value per share.
(2)	The Company issued Jordan Thau 3,700,000 founder shares at $0.001 par value per share.

Employment Agreements

Jared Thau, Chief Executive Officer Executive Employment Agreement

On March 28, 2025, the Company and Mr. Jared Thau entered into an Executive Employment Agreement, which, among other things, employs Mr. Jared Thau as the Chief Executive Officer of the Company. Effective upon the listing of the Company’s common stock on a national stock exchange, Mr. Jared Thau will be paid a salary of $300,000 in accordance with the Company’s customary payroll practices and applicable wage payment and withholdings laws and requirements. Additionally, as part of the Executive’s compensation, the Executive shall receive an initial equity grant of 300,000 shares of the Company’s common stock at an exercise price of $2.00 per share (the “Options”). In addition, the Executive shall receive 100,000 restricted stock units (the “RSUs”). Both the Options and RSUs shall vest over a three (3) year period, with one-third (1/3) of the Options and RSUs vesting on each anniversary of the effective date of the Executive Employment Agreement. The Executive shall also be entitled to an annual bonus of up to one hundred and fifty (150) percent of his existing base salary subject to milestone and metrics to be mutually agreed upon by Employee and the Company’s Board of Directors.

Jordan Thau, Chief Technical Officer, Executive Employment Agreement

On March 28, 2025, the Company and Mr. Jordan Thau entered into an Executive Employment Agreement, which, among other things, employs Mr. Jordan Thau as the Chief Technology Officer of the Company. Effective upon the listing of the Company’s common stock on a national stock exchange, Mr. Jordan Thau will be paid a salary of $255,000 in accordance with the Company’s customary payroll practices and applicable wage payment and withholdings laws and requirements. Additionally, as part of the Executive’s compensation, the Executive shall receive an initial equity grant of 250,000 shares of the Company’s common stock at an exercise price of $2.00 per share (the “Options”). In addition, the Executive shall receive 100,000 restricted stock units (the “RSUs”). Both the Options and RSUs shall vest over a three (3) year period, with one-third (1/3) of the Options and RSUs vesting on each anniversary of the effective date of the Executive Employment Agreement. The Executive shall also be entitled to an annual bonus of up to one hundred and fifty (150) percent of his existing base salary subject to milestone and metrics to be mutually agreed upon by Employee and the Company’s Board of Directors.

John Pitstick, Chief Financial Officer, Executive Employment Agreement

On February 23, 2025, the Company and Mr. John Pitstick entered into an Executive Employment Agreement, which, among other things, employs Mr. Pitstick as the Chief Financial Officer of the Company with an initial annual salary of $120,000 in accordance with the Company’s customary payroll practices and applicable wage payment and withholdings laws and requirements. Effective upon the listing of the Company’s common stock on a national stock exchange, Mr. Pitstick’s base salary will be increased to $180,000. Additionally, as part of the Executive’s compensation, the Executive shall receive a grant of 176,587 restricted stock units (the “RSUs”). The 176,587 RSUs will vest monthly over a thirty-six (36) month term (i.e., 1/36 per month). In addition, any unvested RSUs at the time of a “Change in Control” (as defined below) shall become immediately vested at such date. The Executive shall also be entitled to an annual bonus of up to one hundred (100) percent of his existing base salary subject to milestone and metrics to be mutually agreed upon by Employee and the Company’s Board of Directors.

Consulting Agreement

The Company does not have any consulting agreements at this time.

Outstanding Equity Awards at Fiscal Year End

During our fiscal years ended December 31, 2024, and December 31, 2023, there were no equity-based awards granted to any executive officers of the Company.

Option Exercises

During our fiscal years ended December 31, 2024, and December 31, 2023, no named executive officer held or exercised any options.

Compensation of Directors

During the fiscal years ended December 31, 2024, and December 31, 2023, Jared Thau and Jordan Thau accrued compensation for their services in the amount of $306,933 and $234,091, respectively.

On or about October 6, 2023, we entered into a Director’s Agreement with each of our five directors pursuant to which they would serve on our Board of Directors, would be issued 25,000 shares of common stock following the completion of the initial public offering of our common stock, and would be reimbursed for reasonable expenses incurred by the directors in the performance of their duties.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our Company during the last two fiscal years is or has been indebted to our Company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

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Compensation Committee Interlocks and Insider Participation

During fiscal year ended December 31, 2024, we did not have a Compensation Committee or another committee of the Board of directors performing equivalent functions. Instead, the entire Board performed the function of Compensation Committee. Our Board approved the executive and director compensation updates, with the entire Board acting as the Compensation Committee. Updated compensation is as disclosed in this registration statement on Form S-1. Prior to the closing of this offering, the Board will establish a Compensation Committee comprised of the following directors: Nate Larson and Orlando Barrowes.

Compensation Committee Report

As the Compensation Committee has not yet been formed, it did not, during the fiscal year December 31, 2024, hold any meetings and therefore there is no compensation committee report. The Compensation Committee Charter, which will be adopted by the Board to govern the Compensation Committee, will be available on our website at www.gameverseinteractive.com.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

No director, executive officer, stockholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the beginning of the fiscal year ended December 31, 2023, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the fiscal year end for the last three completed fiscal years.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of March 28, 2025, regarding the beneficial ownership of our common stock by (i) those persons who are known to us to be the beneficial owner(s) of more than 5% of our common stock, (ii) each of our directors, director nominees and named executive officers, and (iii) all of our directors, director nominees and executive officers as a group. Except as otherwise indicated, the beneficial owners listed in the table below possess the sole voting and dispositive power in regard to such shares and have an address of c/o Gameverse Interactive Corp., 1300 S. Dixie Hwy, Suite B, Lantana, FL 33462. As of March 28, 2025 there were 11,772,500 shares of our common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options, warrants, notes or other conversion privileges currently exercisable or convertible, or exercisable within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, note, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person. Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Jared Thau	6,200,000	51%
Jordan Thau	3,700,000	31%
Travis Brady(2)	-	*	%
Orlando Barrowes(2)	-	*	%
Nathan Larsen(2)	-	*	%
Christopher Marc Melton(2)		*	%

Directors, Director Nominees and Executive Officers as a Group (5 persons) (4)

*Less than 1%

(1) The beneficial owner’s address is 1300 S. Dixie Hwy, Suite B, Lantana, FL 33462.

(4) Unless otherwise noted, the address of each beneficial owners listed in footnote 4 is the Company’s address, located at 1300 S. Dixie Hwy, Suite B, Lantana, FL 33462.

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DESCRIPTION OF CAPITAL STOCK

The rights of our stockholders are governed by Nevada law, our Articles of Incorporation, as amended (our “Articles of Incorporation”) and our Bylaws. The following briefly summarizes the material terms of our common stock and preferred stock. This summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to this filing. For more information, see the section titled “Where You Can Find Additional Information.”

Authorized Capital Stock

Our authorized capital stock consists of 200,000,000 shares of authorized capital stock, par value $0.001 per share, consisting of 190,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of March 28, 2025, there were 11,772,500 shares of our common stock outstanding.

Common Stock

We are authorized to issue up to a total of 190,000,000 shares of common stock, $0.001 par value per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders, including the election of directors. Holders of our common stock have no cumulative voting rights. Further, holders of our common stock have no preemptive or conversion rights or other subscription rights.

Additionally, if a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action (other than the election of directors). The vote of a majority of the shares of our common stock held by stockholders present in person or represented by proxy and entitled to vote at the Meeting will be sufficient to elect directors or to approve a proposal.

Preferred Stock

We are authorized to issue up to a total of 10,000,000 shares of preferred stock, $0.001 par value per share. The Company may choose to assign designated rights to the preferred stock in the future.

Anti-Takeover Effects of Various Provisions of Nevada Law, Our Articles of Incorporation and Our Bylaws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

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Anti-Takeover Effects of Provisions of Nevada State Law

We may be, or in the future we may become, subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada publicly traded corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

Elimination of Liability of Directors

The NRS authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders and creditors for damages as a result of any act or failure to act in their capacity as a director or officer, and our articles of incorporation include such an exculpation provision. Our articles of incorporation provide that, to the fullest extent permitted by the NRS, no director or officer will be personally liable to us, our stockholders or our creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer. While our articles of incorporation provide directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate this duty. Accordingly, our articles of incorporation have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

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Indemnification of Directors, Officers and Employees

Our articles of incorporation and bylaws require us to indemnify any director, officer, employee or agent of Gameverse who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of Gameverse or is or was serving at the request of Gameverse as a director, officer, employee or agent of, or in any other capacity for, another corporation, partnership, joint venture, limited liability company, trust, or other enterprise, to the fullest extent permitted under Nevada law, against all expense, liability and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Gameverse and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

We are authorized under our bylaws to purchase and maintain insurance to protect Gameverse and any current or former director, officer, employee or agent of Gameverse or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Gameverse would have the power to indemnify such person against such expense, liability or loss under the NRS.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in Gameverse’ securities may be adversely affected to the extent we pay the costs of settlement and damage awards under these indemnification provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ClearTrust, LLC, whose address is 16540 pointe Village Drive, Suite 210, Lutz, FL 33558.

Stock Market Listing

We intend to apply to have our shares of common stock listed on Nasdaq under the symbol “GVSE”

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that it is the opinion of the SEC that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 11,772,500 shares of our common stock. Of these shares, all of the [_______] shares to be registered in this offering will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

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The remaining [______] shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares of our capital stock proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell such shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares of our capital stock proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares of our capital stock on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described below, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

●	1% of the number of shares of our capital stock then outstanding, which will equal approximately 114,780 shares immediately after this offering; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares of our capital stock on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. However, all holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701.

Lock-Up Agreements

We, our directors and executive officers, and 4% or more holders of common stock or securities exercisable for or convertible into our common stock have agreed that, without the prior written consent of the underwriters, we and they will not, during the period ending 180 days after the date of this prospectus:

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock;

●	file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock; or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock;

whether any such transaction described above is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise. This agreement is subject to certain exceptions as set forth in the section titled “Underwriting.”

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences to certain non-U.S. holders (as defined below) of the ownership and disposition of our common stock but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Code, the Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. We have not sought any ruling from the Internal Revenue Service (IRS) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below.

This summary does not address the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to a non-U.S. holder’s particular circumstances or non-U.S. holders that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions (except to the extent specifically set forth below), regulated investment companies or real estate investment trusts;
●	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;
●	tax-exempt organizations or governmental organizations;
●	pension plans or tax-exempt retirement plans;
●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;
●	brokers or dealers in securities or currencies;
●	traders in securities or other persons that elect to use a mark-to-market method of accounting for their holdings in our stock;
●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);
●	certain former citizens or long-term residents of the U.S.;
●	partnerships or entities classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);
●	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;
●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” (as defined in Section 451(b) of the Code);
●	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code; or
●	persons deemed to sell our common stock under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

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This discussion is for informational purposes only and is not tax advice. You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal gift or estate tax laws or under the laws of any U.S. state or local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a non-U.S. holder if you are any holder that is not a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) and are not, for U.S. federal income tax purposes, any of the following:

●	an individual who is a citizen or resident of the U.S.;
●	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the U.S., any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income tax regardless of its source; or
●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or U.S. persons, who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our capital stock and do not anticipate paying any dividends on our capital stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale or other disposition of stock.

Except as otherwise described below in the section on effectively connected income and the sections titled “—Backup Withholding and Information Reporting”, any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the U.S. and your country of residence. If we or another withholding agent withhold excess tax or if a non-U.S. holder does not timely provide the applicable withholding agent with the required certification, the non-U.S. holder may be entitled to a refund or credit of any excess tax withheld by timely filing an appropriate claim with the Internal Revenue Service, or the IRS.

In order to receive a reduced treaty rate, you must provide the applicable withholding agent with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8, including any required attachments and your taxpayer identification number, certifying qualification for the reduced rate; additionally you will be required to update such forms and certifications from time to time as required by law. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If you hold our stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent. You should consult your tax advisor regarding entitlement to benefits under any applicable income tax treaties.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by you in the U.S.) are generally exempt from such withholding tax, subject to the discussions below on backup withholding. In order to obtain this exemption, you must provide the applicable withholding agent with an IRS Form W-8ECI or other applicable IRS Form W-8, including any required attachments and your taxpayer identification number, certifying qualification for the reduced rate; additionally you will be required to update such forms and certifications from time to time as required by law. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are includable on your U.S. federal income tax return and taxed to you at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. If you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the U.S. and your country of residence. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.

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Gain on Disposition of Our Common Stock

Except as otherwise described below in the sections titled “—Backup Withholding and Information Reporting,” you generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

●	the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by you in the U.S.);
●	you are a non-resident alien individual who is present in the U.S. for a period or periods aggregating 183 days or more during the calendar year in which the sale or other disposition occurs and other conditions are met; or
●	our common stock constitutes a “U.S. real property interest” by reason of our status as a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, you own, or are treated as owning, more than 5% of our common stock at any time during the foregoing period.

Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

If you are a non-U.S. holder described in the first bullet above, you will generally be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates (and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate), unless otherwise provided by an applicable income tax treaty between the U.S. and your country of residence. If you are a non-U.S. holder described in the second bullet above, you will generally be required to pay a 30% tax (or such lower rate specified by an applicable income tax treaty between the U.S. and your country of residence) on the gain derived from the sale or other disposition of our stock, which gain may be offset by certain U.S. source capital losses (provided you have timely filed U.S. federal income tax returns with respect to such losses). You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

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Backup Withholding and Information Reporting

Generally, the amount of dividends paid to you, your name and address and the amount of tax withheld, if any, must reported annually to the IRS. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds on the sale or other disposition of stock made to you may be subject to information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Any documentation provided to an applicable withholding agent may need to be updated in certain circumstances.

Information reporting and backup withholding generally will apply to the proceeds of a sale or other disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of the proceeds from a sale or other disposition of our stock to a non-U.S. holder where the transaction is effected outside the U.S. through a foreign broker. However, for information reporting purposes, sales or other dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to sales or other dispositions effected through a U.S. office of a broker. Notwithstanding the foregoing, backup withholding and information reporting may apply if the applicable withholding agent has actual knowledge, or reason to know, that you are a U.S. person. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

FATCA

Sections 1471 through 1474 of the Code, and the Treasury regulations and administrative guidance issued thereunder, or collectively, FATCA, generally impose U.S. federal withholding tax at a rate of 30% on dividends on and the gross proceeds from a sale or other disposition of our common stock if paid to a “foreign financial institution” (as defined in the Code), unless otherwise provided by the Treasury Secretary or such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends paid on and the gross proceeds from a sale or other disposition of our common stock if paid to a “non-financial foreign entity” (as defined in the Code) unless otherwise provided by the Treasury Secretary or such entity provides the withholding agent with a certification identifying, and information with respect to, certain direct and indirect “substantial U.S. owners” (as defined in the Code), or substantial U.S. owners, of the entity, certifies that it does not have any such substantial U.S. owners or otherwise establishes and certifies to an exemption. The withholding provisions under FATCA generally apply to dividends on our common stock. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to the gross proceeds from a sale or other disposition of our common stock, which may be relied upon by taxpayers until final regulations are issued. An intergovernmental agreement between the U.S. and your country of tax residence may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

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Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

R.F. Lafferty & Co., Inc. (“R.F. Lafferty,” “Lafferty,” or the “Representative”), is acting as the underwriter of the offering. We have entered into an underwriting agreement dated [____], 2025 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter named below, and the underwriter agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of common stock listed next to its name in the following table.

Underwriter	Number of Shares of Common Stock
R.F. Lafferty & Co., Inc.
Total

The underwriter is committed to purchase all the shares of common stock offered by us, other than those covered by the over-allotment option to purchase additional shares of common stock described below, if they purchase any shares of common stock. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

The underwriter is offering the shares of common stock subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Ordinary Shares

We have granted an option to the underwriter, exercisable for 45 days after the date of this prospectus, to purchase up to 285,000 additional shares of common stock (15.0% of the shares of common stock sold in the offering) at the public offering price, less the underwriting discount. The underwriter may exercise this option in whole or in part at any time within 45 days after the date of the offering. The purchase price to be paid per additional share will be equal to the public offering price of one share of common stock less the underwriting discount. If this option is exercised in full to purchase shares of common stock, the total price to the public will be $4.00 and the total net proceeds, before expenses, to us will be $[_____].

Discounts, Commissions and Reimbursement

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

		Total with No	Total with
	Per Share	Over-Allotment	Over-Allotment
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us (7.5%):	$	$	$
Non-accountable expense allowance (1.0%) (1)	$	$	$
Proceeds, before other expenses, to us	$	$	$

(1) We have agreed to pay a non-accountable expense allowance to the underwriter equal to 1.0% of the gross proceeds received in this offering.

The underwriter proposes to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriter may offer some of the shares of common stock to other securities dealers at such price less a concession not in excess of $[___] per share of common stock. If all of the shares of common stock are not sold at the public offering price, the underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

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We have agreed to pay a non-accountable expense allowance to R. F. Lafferty equal to 1.0% of the gross proceeds received in this offering. In addition, we have also agreed to pay all expenses in connection with the offering, including the following expenses: (a) all filing fees and expenses relating to the registration of the shares with SEC; (b) all FINRA public offering filing fees; (c) all fees and expenses relating to the listing of the Company’s equity or equity-linked securities on an Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification of the shares under the “blue sky” securities laws of such states and other jurisdictions as the underwriter may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be underwriter’s counsel) unless such filings are not required in connection with the Company’s proposed Exchange listing; all fees and expenses associated with the “road show”; the costs of all mailing and printing of the underwriting documents (including the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements. Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Lafferty may reasonably deem necessary; the costs and expenses of the public relations firm referred to in Section 13(i) hereof; the costs of preparing, printing and delivering certificates representing such Securities; fees and expenses of the transfer agent for such Securities; stock transfer taxes, if any, payable upon the transfer of securities from the Company to Lafferty; the $5,000 cost associated with Lafferty’s clearing system data services and communications expenses, the $10,000 cost associated with Lafferty’s system for comparable company analysis and valuation, the fees and expenses of the Company’s accountants and the fees and expenses of Lafferty and the Company’s legal counsel and other agents and representatives. For the sake of clarity, it is understood and agreed that the Company shall be responsible for Lafferty’s legal fees and expenses irrespective of whether the Offering is consummated or not and (ii) the maximum amount of legal fees, costs and expenses incurred by Lafferty that the Company shall be responsible for shall not exceed $125,000 in the event of a Closing of the Offering, and shall not exceed $75,000 in the event that there is not a Closing of the Offering. The Company has provided an expense advance (the “Advance”) to Lafferty of $15,000. The Advance shall be applied towards reasonable out-of-pocket expenses of Lafferty incurred in connection with the Offering including legal fees. However, in the event the Offering is terminated, Lafferty shall return any portion of the Advance not used to pay its accountable out-of-pocket expenses actually incurred. Lafferty may deduct from the net proceeds of the Offering payable to the Company on the Closing, the expenses set forth herein to be paid by the Company to Lafferty.

We estimate that the total expenses of the offering payable by us, excluding the discount and non-accountable expense allowance, will be approximately $600,000.

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to “lock-up” agreements, our executive officers and directors and holders of 4% or more our outstanding common stock, have agreed, subject to limited exceptions, without the prior written consent of R.F. Lafferty, not to directly or indirectly offer to sell, sell, pledge or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any of shares of our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any of our other securities or publicly disclose the intention to do any of the foregoing, for a period of 180 days from the date of this prospectus.

Underwriter Warrants

The Company has agreed to issue to R.F. Lafferty or its designees warrants to purchase up to a total of 5.0% of the shares of common stock sold in this offering, including the exercise of the over-allotment option, if any. Such warrants and underlying shares of common stock are included in this prospectus. The warrants are exercisable at $4.40 per share (110% of the public offering price per share of Common Stock) commencing on a date which is six (6) months from the effective date of the offering under this prospectus and expiring five (5) years from the commencement of sales of the offering in compliance with FINRA Rule 5110. The warrants have been deemed compensation by FINRA and are therefore subject to a 6-month lock-up pursuant to Rule 5110 of FINRA. The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from effectiveness. The warrants may be exercised as to all, or a lesser number of shares of common stock and will provide for cashless exercise in the event there is not an effective registration statement for the underlying shares. Such warrants will provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(C). The warrants shall be exercisable on a cash basis, provided that if a registration statement registering the common stock underlying the warrants is not effective, the warrants may be exercised on a cashless basis. The piggyback registration rights provided will not be greater than seven years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(D). The warrants will have anti-dilution terms that are consistent with FINRA Rule 5110(g)(8)(E) and (F). The Company will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

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Right of First Refusal

If, for the period beginning on the closing date of the offering and ending twelve (12) months after the commencement of sales of the Offering (the “ROFR Period”); provided, the underwriter (or any affiliate designated by the underwriter) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering or a private placement or any other capital raising financing of equity, equity-linked or debt securities, the underwriter (or any affiliate designated by R.F. Lafferty) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If the underwriter or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature.

For the sake of clarity, the Company and R.F. Lafferty agree that both parties shall act in good faith pursuant to the Engagement Letter, dated August 6, 2024 (the “Engagement Letter”). For the avoidance of doubt, the failure to grant any concession, waiver or other request from the Company shall not be evidence of bad faith or breach. Notwithstanding the foregoing, the decision to accept the Company’s engagement pursuant to this Right of First Refusal as to any proposed transaction shall be contingent upon (i) R.F. Lafferty or one of its affiliates providing a written notice to the Company, within ten (10) calendar days after the receipt of the Company’s notification of its financing needs, which Company notification must be provided in writing with delivery confirmation and include details regarding the size and all material terms of the proposed transaction, including a written term sheet for the proposed transaction which shall include, without limitation, all commissions and other fees payable to R.F. Lafferty and thereafter and (ii) R.F. Lafferty proceeding to work promptly and in good faith toward completion of such financing. If R.F. Lafferty fails to accept such engagement within ten (10) calendar days after receipt of a written notice from the Company in compliance with the prior sentence, R.F. Lafferty shall have been deemed to have waived its right of first refusal as to the specific proposed transaction. Any waiver by R.F. Lafferty of this right of first refusal shall be limited to the specific transaction terms proposed by the Company; the waiver will not be effective as to any transaction that differs from the terms delivered to R.F. Lafferty in writing.

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Nasdaq Listing

We plan to quote our shares of common stock on the Nasdaq under the symbol “GVSE.”

Before this offering, there has been no public market for our shares of common stock. The initial public offering price will be determined through negotiations between us and the underwriter. In addition to prevailing market conditions, the factors to be considered in determining the initial public offering price are

●	the valuation multiples of publicly traded companies that the underwriter believes to be comparable to us,

●	our financial information,

●	the history of, and the prospects for, our company and the industry in which we compete,

●	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues,

●	the present state of our development, and

●	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for our shares of common stocks may not develop. It is also possible that after the offering our shares of common stock shares will not trade in the public market at or above the initial public offering price.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members. The underwriter may agree to allocate a number of securities to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

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Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making

In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Indemnification

We have agreed to indemnify [_____], its affiliates and each person controlling [_____] against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Other Relationships

The underwriter and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the issuance of securities offered by this prospectus has been passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Brunson Chandler & Jones, PLLC, Salt Lake City, Utah, is acting as counsel to the underwriters.

EXPERTS

The audited consolidated financial statements of the Company and its subsidiaries, as of and for the fiscal years ended December 31, 2024 and December 31, 2023, included in this prospectus have been so included in reliance upon the report of M&K CPAs, PLLC, independent registered public accountants with registration #PCAOB ID: 2738 with the PCAOB Board, upon the authority of said firm as experts in accounting and auditing and with the authority to audit, bestowed upon them by the PCAOB Board.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding Gameverse Interactive Corp. and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at www.gameverseinteractive.com.

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GAMEVERSE INTERACTIVE CORP.

As of and for the years ended December 31, 2024, and 2023

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Gameverse Interactive Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Gameverse Interactive Corp (the Company) as of December 31, 2024 and 2023, and the related statements of income, changes in shareholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company may not have sufficient liquidity to finance its operation internally, which raises substantial doubt about its ability to continue as a going concern company. Management’s plans regarding those matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB .

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

F-2

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern

As discussed in Note 1 to the financial statements, the Company had a going concern due to a working capital deficiency and negative cash flows from operations. Auditing management’s evaluation of a going concern can be a significant judgement given the fact that the Company uses manage estimates on future revenues and expenses, which are not able to be substantiated.

To evaluate the appropriateness of the going concern, we examined and evaluated the financial information that was the initial cause along with management’s plans to mitigate the going concern and management’s disclosure of going concern.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2024

The Woodlands, TX

March 17, 2025

F-3

Gameverse Interactive Corp

Balance Sheets

December 31, 2024 and 2023

	2024	2023

Assets
Current assets:
Cash	$993,333	$343,086
Prepaid Expenses	-	37,637
Total current assets	993,333	380,723

Property and Equipment, Net	3,390	-

Total assets	$996,723	$380,723

Liabilities and Shareholders’ Equity

Accounts payable and Accrued Expenses	$330,409	$317,147
Total current liabilities	330,409	317,147

Total Liabilities	330,409	317,147

Commitments and contingencies	-	-

Shareholders’ equity:
Common stock, .001 par value, 190,000,000 shares authorized; 11,478,000 and 10,966,000 shares issued and outstanding, respectively	11,478	10,966
Preferred stock, .001 par value, 10,000,000 shares authorized; 0 and 0 shares issued and outstanding, respectively	-	-
Additional paid-in capital	3,154,622	2,131,134
Accumulated deficit	(2,499,786)	(2,078,524)
Total shareholders’ equity	666,314	63,576

Total liabilities and shareholders’ equity	$996,723	$380,723

F-4

Gameverse Interactive Corp

Statements of Income

For the years ended December 31, 2024 and 2023

	2024	2023

Revenue	$-	$-

Gross profit	-	-

Operating expenses	421,262	2,016,070

Net Loss	$(421,262)	$(2,016,070)

Weighted Average Shares Outstanding	11,082,079	10,029,921
Basic/Diluted Loss Per Share	(0.04)	(0.20)

F-5

Gameverse Interactive Corp

Statements of Changes in Shareholders’ Equity (Deficit)

For the years ended December 31, 2024 and 2023

			Additional
	Common Stock		Paid-In	Stock	Accumulated
	Shares	Par Value	Capital	Receivable	Deficit	Total

Balance, December 31, 2022	9,900,000	9,900	-	(9,900)	$(62,454)	$(62,454)

Stock Issuance	1,066,000	1,066	2,131,134	9,900	-	2,142,100

Net loss	-	-	-	-	(2,016,070)	(2,016,070)

Balance, December 31, 2023	10,966,000	10,966	2,131,134	-	$(2,078,524)	$63,576

Stock Issuance	512,000	512	1,023,488	-		1,024,000

Net loss	-	-	-	-	(421,262)	(421,262)

Balance, December 31, 2024	11,478,000	11,478	3,154,622	$-	$(2,499,786)	$666,314

F-6

Gameverse Interactive Corp

Statements of Cash Flows

For the years ended December 31, 2024 and 2023

	2024	2023

Cash flows from operating activities:
Net loss	$(421,262)	$(2,016,070)
Stock Based Compensation		1,719,341
Adjustments to reconcile net loss to net cash used in operating activities:
Prepaid Expenses	37,637	(37,638)
Depreciation Expense	848	-
Accounts Payable and accrued expenses	13,262	254,693

Net cash used in operating activities	(369,515)	(79,674)

Cash flows from investing activities:
Cash paid for fixed assets	(4,238)	-
Net cash used in investing activities	(4,238)	-

Cash flows from financing activities:
Proceeds from the issuance of common stock	1,024,000	422,760
Net cash provided by financing activities	1,024,000	422,760

Net increase in cash	650,247	343,086

Cash, beginning of year	343,086	-

Cash, end of year	$993,333	$343,086

Supplemental Disclosures of Cash Flow Information:
Cash Paid for Income Taxes	-	-
Cash paid for Interest	-	-

F-7

Note 1 – Organization and Line of Business

Gameverse Interactive Corp (“Gameverse” or the “Company”) was incorporated in the State of Nevada on September 13, 2022, and is based in Boca Raton, Florida. The Company is a software and video game development company that specializes in cutting-edge technologies such as virtual reality and artificial intelligence, with a focus on creating immersive and engaging experiences for players and developers of all ages around the world.

Going Concern

The accompanying Financial Statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. Since inception on September 13, 2022, we have reported net losses and negative cash flows from operations. We also expect to incur a net loss and negative cash flows from operations in 2025 as we continue to focus on the build out of our platform, which raises substantial doubt about the Company’s ability to continue as a going concern. During the year ended December 31, 2024, the Company raised capital from investors through sales of common stock and plans to raise additional capital during 2025. Based upon the existing cash balance and uncertainty regarding our ability to raise additional capital, management determined that the Company will not have sufficient liquidity to fund its operations for the twelve-month period following the issuance of these financial statements. The accompanying Financial Statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern.

Note 2 – Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Cash and Cash Equivalents

The Company’s cash is comprised of highly liquid investments with an original maturity of less than three (3) months or less.

Concentration Risk

Cash includes amounts deposited in financial institutions in excess of insurable Federal Deposit Insurance Company (FDIC) limits. At times throughout the year, the Company may maintain cash balances in certain bank accounts in excess of FDIC limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk in these accounts.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Certain accounting estimates of the Company require a higher degree of judgement than others in their application. Management evaluates all of its estimates and judgements based on available information and experience; however, actual results could differ from those estimates.

F-8

Prepaid Expenses

The Company records expenditures that have been paid in advance as prepaid expenses. The prepaid expenses are initially recorded as assets because they have future economic benefits and are expensed at the time the benefits are realized. The prepaid expenses balance was $0 and $37,638 at December 31, 2024, and 2023, respectively.

Advertising Costs

The Company expenses the cost of advertising and promotional materials when incurred. The advertising costs were $3,900 and $0 for the years ended December 31, 2024, and 2023.

Fair Value of Financial Instruments

Fair Value of Financial Instruments requires disclosure of the fair value information, whether or not to recognized in the balance sheet, where it is practicable to estimate that value. As of December 31,

2024 and December 31, 2023, the balances reported for cash and accrued expenses approximate the fair value because of their short maturities.

We adopted ASC Topic 820 for financial instruments measured as fair value on a recurring basis. ASC Topic 820 defines fair value, established a framework for measuring fair value in accordance with accounting principles generally accepted in the United States and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Recently Adopted Accounting Pronouncements

In November 2023, the FASB Issued Accounting Standard Update No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). This standard requires disclosure of significant segment expenses, other segment items, and additional information about the chief operating decision maker (“CODM”). This update was effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted, and retrospective application is required. The Company retroactively adopted the required segment disclosures pursuant to ASU 2023-07 for the year ended December 31, 2023. Such adoption did not have an impact on our financial condition, results of operations, or cash flows.

F-9

Recently Issued Accounting Pronouncements

In November 2024, the FASB issued Accounting Standard Update No. 2024-03, Income Statement – Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). This standard requires additional disclosures over certain expenses, including purchases of inventory, employee compensation, depreciation, intangible asset amortization, and other specific expense categories. This standard also requires disclosure of the total amount of selling expenses and the Company’s definition of selling expenses. This update is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. We are evaluating the impact this update will have on our annual disclosures; however, it will not impact our financial condition, results of operations or cash flows.

Note 3 – Concentrations

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of its cash and accounts receivable. The Company maintains its cash balances in bank deposit and money market accounts which, at times, may exceed federally insured limits.

Cash and Cash Equivalents

The Company maintains its cash in accounts at financial institutions, which may, at times, exceed federally insured limits. The Company has not experienced any losses on such accounts and does not believe it is exposed to any significant risk with respect to cash. Cash balances exceeding federally insured limits as of December 31, 2024, and 2023 were $743,333 and $93,086, respectively.

Note 4 – Commitments and Contingencies

Litigation

There was no on-going litigation for the years ended December 31, 2024, and 2023. However, the Company may be party to various claims or actions arising out of the ordinary course of business. While any proceeding or litigation contains an element of uncertainty, management believes no matter exists that would have a material impact on the Company’s financial position, liquidity, or results of operations.

Note 5 – Accrued Expenses

As of December 31, 2024, and 2023, respectively, the Company had accrued expenses of $330,409 and $317,147. The accrued expenses include payroll costs of engaging programmers utilized in the design and creation of the Company’s technology platform, as well as engaging advisors and consultants and other costs associated with readying the Company for its initial public offering.

F-10

Note 6 – Capital Stock

At December 31, 2024, and 2023, the Company’s authorized common stock consists of 190,000,000 shares of common stock, par value $0.001 per share. The Company is also authorized to issue 10,000,000 shares of preferred stock, par value of $0.001 per share. The rights, preferences, and privileges of the holders of the preferred stock will be determined by the Board of Directors prior to issuance of such shares. As of the date of this report, the Board has not designated any preferred stock.

Friends and Family Direct Offering

During 2024 seven individuals purchased a total of 512,000 shares of common stock for $2 per share. The purchasers of the common stock in 2024 received a total of 512,000 warrants with a $3.00 strike price and a five-year term.

During 2023 six individuals purchased a total of 193,500 shares of common stock for $2 per share. The purchasers of the common stock in 2023 received a total of 193,500 warrants with a $3.00 strike price and a five-year term.

During 2023 seven individuals purchased a total of 872,500 shares of common stock at the par value of $0.01 per share. The Company recorded stock-based compensation expense associated with this sale of common stock totaling $1,719,341, representing the difference between the fair value of the common stock and the price paid.

Note 7 – Stock Warrants

Using the Black-Scholes model, the Company estimated that the warrants issued during the years ended December 31, 2024 and 2023 had a weighted-average grant date fair value per warrant of $1.99 and $2.00, respectively, and a total fair value of $1,020,270 and $386,409, respectively. In estimating the fair value of warrants during the years ended December 31, 2024 and 2024, an expected term of 5 years, which is equal to the contractual life of the warrants, and an expected dividend yield of zero was utilized for all warrants. The weighted-average expected volatility was estimated at 263% and 286%, respectively, for warrants granted during the years ended December 31, 2024 and 2023. As the Company was not publicly traded during these periods, the Company estimated volatility by referencing the historical volatility of a sample of micro-cap gaming companies. The Company utilized a weighted-average risk-free interest rate of 4.04% and 4.25%, respectively, for warrants granted during the years ended December 31, 2024 and 2023.

F-11

A summary of warrant activity for the years ended December 31, 2024 and 2023 is as follows:

			Weighted-Average
		Weighted-Average	Remaining	Aggregate
	Shares	Exercise Price	Contractual Term	Intrinsic Value
Outstanding at December 31, 2022	-	$-	-	$-
Granted	193,500	3.00	5	-
Exercised	-	-	-	-
Forfeited or expired	-	-	-	-
Outstanding at December 31, 2023	193,500	$3.00	4.6	$-
Exercisable at December 31, 2023	193,500	$3.00	4.6	$-

Granted	512,000	3.00	5	-
Exercised	-	-	-	-
Forfeited or expired	-	-	-	-
Outstanding at December 31, 2024	705,500	$3.00	-	$-
Exercisable at December 31, 2024	705,500	$3.00	4.5	$-

Note 8 – Income Taxes

The provision for income taxes for the years ended December 31, 2024 and 2023 was as follows, assuming a 21% effective tax rate for each year:

	As of
	December 31,
	2024	2023

Deferred tax provision:
Federal
Deferred tax asset	$158,688	$70,223
Valuation allowance	(158,688)	(70,223)
Total deferred tax provision	$-	$-

As of December 31, 2024, the Company had approximately $.76 million in tax loss carryforwards that can be utilized in future periods to reduce taxable income through 2040. The deferred tax liability balances as of December 31, 2024 and 2023 were zero.

F-12

Note 9 – Reportable Segments

The Company manages its business activities in a single operating and reportable segment that will leverage the global technology platform currently in development. The chief operating decision maker (“CODM”) of the Company is its chief executive officer (“CEO”) who assesses performance of our single operating segment and decides how to allocate resources based on net loss that is reported on the statement of income. The CODM considers net loss, exclusive of stock-based compensation expense, in deciding how to allocate financial resources, including to its people, professional services providers, technology, infrastructure and safety systems. The measure of segment assets is reported on the balance sheet as total assets.

The following represents segment information for the Company’s single operating segment for the years ended December 31, 2024 and 2023:

	For the years ended December 31,
	2024	2023

Revenue	$-	$-
Less:
Employee expense	268,448	256,940
Professional services expense	134,369	2,718
Other expense	18,445	37,071
Segment net loss	421,262	296,729
Reconciling items
Stock based compensation	-	1,719,341
Net loss	$421,262	$2,016,070

Note 10 – Subsequent Event

In January and February of 2025, the Company issued a total of 162,500 shares of common stock to three individuals for $2 per share. The purchasers of this common stock received a total of 162,500 warrants with a $3.00 strike price and a five-year term.

On January 28 ,2025, the Company issued 132,000 shares of common stock to SRM Entertainment in exchange for 500,000 restricted shares of SRM Entertainment common stock valued at an agreed upon price of $.528 per share.

F-13

PRELIMINARY PROSPECTUS

GAMEVERSE INTERACTIVE CORP.

1,960,000 Shares

_____, 2025

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 28, 2025

1,960,000 Shares of

Common Stock

Gameverse Interactive Corp.

This prospectus relates to 1,960,000 shares of common stock of Gameverse Interactive Corp. (the “Company”, “we”, “us”, “our”) that may be sold from time to time by the selling stockholders named in this prospectus. 2 The Representatives have no role in the offering of Resale Shares (defined herein).

The selling stockholders must sell their shares at a fixed price per share of $4.00, which is the per share price of the shares being offered in our initial public offering, until such time as our shares are listed on a national securities exchange. Thereafter, the shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. By separate prospectus (the “IPO Prospectus”), we have registered an aggregate of 1,900,000 shares of common stock which we are offering for sale to the public through our underwriters, excluding any shares issuable upon the underwriters’ over-allotment option.

The 1,960,000 shares of common stock offered by the selling stockholders is defined herein as the “Resale Shares.”

We intend to apply to list our shares of common stock for trading on The Nasdaq Capital Market, subject to official notice of issuance, under the symbol “GVSE”. No assurance can be given that our application will be approved. The consummation of this offering is conditioned on obtaining Nasdaq approval.

We are an emerging growth company under the Jumpstart our Business Startups Act of 2012, or JOBS Act, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Investing in our common stock involves a high degree of risk.

The distribution of securities offered hereby may be effected in one or more transactions that may take place on The Nasdaq, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders. No sales of the shares covered by this prospectus shall occur until the shares of common stock sold in our initial public offering begin trading on The Nasdaq. Currently, there is no public market for our common stock.

Investing in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered before making a decision to purchase our securities.

Sales of the shares of our common stock registered in this prospectus and the IPO Prospectus will result in two offerings taking place concurrently which might affect price, demand, and liquidity of our common stock.

You should rely only on the information contained in this prospectus and any prospectus supplement or amendment. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2025.

THE OFFERING

EXPLANATORY NOTE

Concurrent with this offering, the Company is registering shares of common stock in connection with an initial public offering of 1,900,000 shares of common stock through the underwriters. Sales by stockholders that purchased shares in our common stock from the initial public offering may reduce the price of our common stock, demand for our shares and, as a result, the liquidity of your investment.

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[Alternate Page for Resale Prospectus]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Resale Shares.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

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[Alternate Page for Resale Prospectus]

SELLING STOCKHOLDERS

This prospectus covers the possible resale by the selling stockholders identified in the table below of up to 1,960,000 shares of our common stock (the “Resale Shares”). The transactions by which the selling stockholders acquired their securities from us were exempt under the registration provisions of the Securities Act.

The selling stockholders may sell some, all, or none of the Resale Shares. Unless otherwise indicated in the footnotes to the table below, no selling stockholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared the following table based on written representations and information furnished to us by or on behalf of the selling stockholders. Unless otherwise indicated in the footnotes to the table below, we believe that (i) none of the selling stockholders are broker-dealers or affiliates of broker-dealers, and (ii) no selling stockholder has direct or indirect agreements or understandings with any person to distribute their Resale Shares. To the extent any selling stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed, individually, but not severally, to be an “underwriter” within the meaning of the Securities Act. Information about the selling stockholders may change over time.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of Resale Shares as of March 28, 2025.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Selling Stockholder	Number of Shares Beneficially Owned Before Offering	Percentage of Shares Beneficially Owned Before this Offering	Number of Shares Being Offered	Number of Shares Beneficially Owned After Offering		Percentage of Shares Beneficially Owned After Offering (%)(1)

ACL Group(2)	250,000	2.124%		0		0
Scott P. Barlow(3)	12,500	0.106%		0		0
Core 4 Capital Corp.(4)	200,000	1.699%		0		0
Franchesco Fabiani(5)	5,000	0.042%		0		0
Michael Friedman(6)	8,500	0.072%		0		0
Miklos John Gulyas(7)	375,000	3.185%		0		0
Joshua Hamond(8)	10,000	0.085%		0		0
Dinas Kamaitis(9)	12,500	0.106%		0		0
Hector Lombard(10)	7,500	0.064%		0		0
Michelle Lynn Macdonald(11)	25,000	0.212%		0		0
Richard A. Miller(12)	50,000	0.425%		00	(5)	0
Douglas Parks(13)	17,500	0.149%		0		0
James Michael Pouncey(14)	37,500	0.319%		0		0
Lashawn Maurkice Pouncey(15)	37,500	0.319%		0		0
Tiziana Romano(16)	100,000	0.849%		0		0
Val Salemi(17)	50,000	0.425%		0		0
Stuart J. Schur(18)	125,000	1.062%		0		0
Showeather FC, LLC(19)	5,000	0.042%		0		0
SRM Entertainment, Inc.(20)	132,000	1.121%		0		0
Angel Valdes(21)	2,000	0.017%		0		0
Gerardo Valdes(22)	25,000	0.212%		0		0
Major Wright(23)	10,000	0.085%		0		0
Zenith Media Company(24)	375,000	3.185%		0		0

		*		0		0

*Represents beneficial ownership of less than one percent.

(1)	Applicable percentage ownership after this offering is based on 11,478,000 shares of common stock deemed to be outstanding as of March 28, 2025, and a primary offering of 1,900,000 shares of common stock.
(2)	The address of ACL Group is Brooklyn, NY 11209.
(3)	The address of Scott P. Barlow is Highland Beach, FL 33487.
(4)	The address of Core 4 Capital Corp. is White Plains, BY 10603.
(5)	The address of Franchesco Fabiani is Boca Raton, FL 33434.
(6)	The address of Michael Friedman is Boca Raton, FL 33498.
(7)	The address of Miklos John Gulyas is Weston, FL 33327.
(8)	The address of Joshua Hamond is West Park, FL 33023.
(9)	The address of Dinas Kamaitis is New Baltimore, MI 48051.
(10)	The address of Hector Lombard is Tamarac, FL 33321.
(11)	The address of Michelle Lynn Macdonald is New Baltimore, MI 48047.
(12)	The address of Richard A. Miller is Boynton Beach, FL 33436.
(13)	The address of Douglas Parks is Weston, FL 33327
(14)	The address of James Michael Pouncey is Fort Lauderdale, FL 33301.
(15)	The address of Lashawn Maurkice Pouncey is Fort Lauderdale, FL 33301.
(16)	The address of Tiziana Romano is George Town Ky1 1106
(17)	The address of Val Salemi is Davie, FL 33325.
(18)	The address of Stuart J. Schur is Sherman Oaks, CA 91423.
(19)	The address of Showeather FC, LLC is Tamarac, FL 33321.
(20)	The address of SRM Entertainment, Inc. Jupiter, FL 33477.
(21)	The address of Angel Valdes is Davie, FL 33328.
(22)	The address of Gerardo Valdes is Davie, FL 33328.
(23)	The address of Major Wright is Fort Lauderdale, FL 33311.
(24)	The address of Zenith Media Company is Overland Park, KS 66223.

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[Alternate Page for Resale Prospectus]

PLAN OF DISTRIBUTION

We are registering the Resale Shares to permit the resale of the Resale Shares by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Resale Shares. We will pay all expenses (other than discounts, commissions, and transfer taxes, if any) relating to the registration of the Resale Shares in the registration statement of which this prospectus forms a part.

The selling stockholders may sell all or a portion of the Resale Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers, or agents. If the Resale Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for any underwriter discounts or commissions and any applicable transfer taxes. The Resale Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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[Alternate Page for Resale Prospectus]

LEGAL MATTERS

The validity of the common stock covered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by us in connection with this registration statement and the listing of our common stock. All amounts shown are estimates except for the SEC registration fee and the exchange listing fee.

Amount to be Paid
SEC registration fee	$2,497.06
Legal fees and expenses	$175,000.00
Accounting fees and expenses	$10,000.00
Miscellaneous expenses	$0.00

Total	$187,497.06

Item 14. Indemnification of Directors and Officers.

Gameverse interactive Corp’s. Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Nevada law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

Officers and Directors indemnification is covered by Section 78.7502

NRS 78.7502. Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person:

(a)	Is not liable pursuant to NRS 78.138; or

(b)	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

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2.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person:

(a)	Is not liable pursuant to NRS 78.138; or

(b)	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

3.	Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

4.	To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Item 15. Recent Sales of Unregistered Securities.

Each of the individuals was accredited, and there was no general solicitation in connection with the sales to these individuals.

During 2023 six individuals purchased 193,500 shares of common stock at $2 per share and seven individuals purchased 872,500 shares of common stock at par value of $0.001 per share. The Company valued the shares at $2 per share and recorded compensation expense of $1,744,128 and $0 for these shares at December 31, 2023 and 2022, respectively.

On December 15, 2022, the Company issued the two Company founders a total of 9,900,000 common shares of stock, par value $0.001. The one founder was issued 6,200,000 while the other founder was issued 3,700,000 shares.

During the year ended December 31, 2023, the Company issued 193,500 warrants, which are exercisable at a $3.00 strike price.

On January 24, 2024, the Company issued 25,000 common shares of stock, par value $0.001 and 25,000 warrants at a $3.00 strike price under a subscription agreement.

On February 28,2024, the Company issued 5,000 common shares of stock, par value $0.001 and 5,000 warrants at a $3.00 strike price under a subscription agreement.

On October 22, 2024, the Company issued 200,000 shares of stock, par value $0.001 and 200,000 warrants at a $3.00 strike price under a subscription agreement. This private placement generated $400,000 in cash for the Company.

On October 25, 2024, the Company issued 250,000 shares of stock, par value $0.001 and 250,000 warrants at a $3.00 strike price under a subscription agreement.  This private placement generated $500,000 in cash for the Company.

On November 11, 2024, the Company issued 12,500 shares of stock, par value $0.001 and 12,500 warrants at a $3.00 strike price under a subscription agreement.  This private placement generated $25,000 in cash for the Company.

On November 13, 2024, the Company issued 17,500 shares of stock, par value $0.001 and 17,500 warrants at a $3.00 strike price under a subscription agreement.  This private placement generated $35,000 in cash for the Company.

On November 14, 2024, the Company issued 2,000 shares of stock, par value $0.001 and 2,000 warrants at a $3.00 strike price under a subscription agreement.  This private placement generated $4,000 in cash for the Company.

The foregoing shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transactions did not involve a public offering.

Item 16. Exhibits and Financial Statement Schedules.

Exhibits

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement

3.1	Articles of Incorporation filed September 13, 2022.

3.2	Bylaws of the registrant, as currently in effect.

3.3	Certificate of Designation, Preference and Rights of Series A Preferred Stock of Gameverse Interactive Corp.

5.1	Opinion of Sichenzia Ross Ference Carmel LLP

10.1+	Form of Employment Agreement, by and between Gameverse Interactive Corp. and Jared Thau

10.2	Form of Employment Agreement, by and between Gameverse Interactive Corp. and Jordan Thau

10.3	Form of Employment Agreement, by and between Gameverse Interactive Corp. and John Pitstick

10.9	2025 Equity Incentive Plan

14.1	Code of Conduct and Ethics

21.1	List of subsidiaries of the registrant.

23.1	Consent of M&K CPAS, PLLC, independent registered public accounting firm.

23.2	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1).

99.1	Audit Committee Charter

99.2	Compensation Committee Charter

99.3	Nominating and Corporate Governance Committee Charter

99.4	Compensation Recovery Policy

99.5	Whistleblower Policy

99.6	Consent of Travis Brady

99.7	Consent of Orlando Barrowes

99.8	Consent of Nathan Larsen

99.9	Consent of Christopher Marc Melton

107	Filing Fee Table

+	Indicates management contract or compensatory plan.

*	To be filed by amendment

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lantana, FL on the 28th day of March, 2025.

GAMEVERSE INTERACTIVE CORP.

By:	/s/ Jared Thau
Jared Thau
Chief Executive Officer and Chairman

Each person whose signature appears below constitutes and appoints Jared Thau as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file a new registration statement under Rule 461, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Capacity:	Date:

/s/ Jared Thau	Co-Founder, Chief Executive Officer, Chairman of the Board of Directors, and Director	March 28, 2025
Jared Thau	(Principal Executive Officer)

/s/ Jordan Thau	Co-Founder, President, Chief Technical Officer, and Director	March 28, 2025
Jordan Thau	(Principal Financial Officer)

/s/ John Pitstick	Chief Financial Officer	March 28, 2025
John Pitstick	(Principal Financial and Accounting Officer)

/s/ Travis Brady	Director	March 28, 2025
Travis Brady

/s/ Orlando Barrowes	Director	March 28, 2025
Orlando Barrowes

/s/ Nathan Larsen	Director	March 28, 2025
Nathan Larsen

/s/ Christopher Marc Melton	Director	March 28, 2025
Christopher Marc Melton

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